                                                                    Exhibit 10.2

                               CREDIT AGREEMENT



                                 By and Among



                          iGATE CAPITAL CORPORATION,
                                  as Borrower

                                      and

                   THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                  as Lenders

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
              as Agent and as Swing Loan Lender and Issuing Bank



                          Dated as of August 1, 2000

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I CERTAIN DEFINITIONS; CONSTRUCTION..........................................................      1
-------------------------------------------
      1.01  Certain Definitions......................................................................      1
      ----  -------------------
      1.02  Construction.............................................................................     21
      ----  ------------
      1.03  Accounting Principles....................................................................     22
      ----  ---------------------
ARTICLE II REVOLVING CREDIT AND SWING LOAN FACILITIES................................................     23
-----------------------------------------------------
      2.01  Commitments..............................................................................     23
      ----  -----------
      2.02  Nature of Lenders' Obligations with Respect to Revolving Credit Loans....................     23
      ----  ---------------------------------------------------------------------
      2.03  Commitment Fees..........................................................................     24
      ----  ---------------
      2.04  Reduction of Revolving Credit Commitment.................................................     24
      ----  ----------------------------------------
      2.05  Loan Requests............................................................................     24
      ----  -------------
      2.06  Making Loans.............................................................................     25
      ----  ------------
      2.07  Notes....................................................................................     26
      ----  -----
      2.08  Interest Payments, Interest Rates and Certain Related Payments Pertaining to the Loans...     26
      ----  --------------------------------------------------------------------------------------
      2.09  Prepayments: Allocation of Repayments....................................................     29
      ----  -------------------------------------
      2.10  Yield Protection.........................................................................     30
      ----  ----------------
      2.11  Special Provisions Relating to the Euro-Rate Option......................................     32
      ----  ---------------------------------------------------
      2.12  Capital Adequacy.........................................................................     33
      ----  ----------------
      2.13  Utilization of Commitments in Optional Currencies........................................     34
      ----  -------------------------------------------------
      2.14  Market Presumption.......................................................................     37
      ----  ------------------
      2.15  Loan Account.............................................................................     38
      ----  ------------
      2.16  All Advances to Constitute One Loan......................................................     38
      ----  -----------------------------------
      2.17  Use of Proceeds..........................................................................     38
      ----  ---------------
      2.18  Letter of Credit Subfacility.............................................................     38
      ----  ----------------------------
      2.19  Taxes....................................................................................     46
      ----  -----
      2.20  Payments.................................................................................     47
      ----  --------
      2.21  Judgment Currency........................................................................     47
      ----  -----------------
      2.22  Borrowings to Repay Swing Loans..........................................................     48
      ----  -------------------------------
      2.23  Extension of Expiration Date.............................................................     48
      ----  ----------------------------
ARTICLE III LOAN DISBURSEMENT ACCOUNT, GUARANTEES, ETC...............................................     49
-------------------------------------------------------
      3.01  Loan Disbursement Account................................................................     49
      ----  -------------------------
      3.02  Designation of Subsidiary Guarantors.....................................................     49
      ----  ------------------------------------
      3.03  Pledge of Subsidiary Interests...........................................................     49
      ----  ------------------------------
      3.04  Further Cooperation......................................................................     49
      ----  -------------------
ARTICLE IV REPRESENTATIONS AND WARRANTIES  ..........................................................     50
-----------------------------------------
      4.01  Organization and Qualification...........................................................     50
      ----  ------------------------------
      4.02  Capitalization and Ownership.............................................................     50
      ----  ----------------------------
      4.03  Subsidiaries.............................................................................     50
      ----  ------------
      4.04  Power and Authority......................................................................     50
      ----  -------------------
      4.05  Validity and Binding Effect..............................................................     51
      ----  ---------------------------
      4.06  No Conflict..............................................................................     51
      ----  -----------

      4.07  Litigation...............................................................................     51
      ----  ----------
      4.08  Financial Statements.....................................................................     51
      ----  --------------------
      4.09  Margin Stock; Section 20 Subsidiaries....................................................     52
      ----  -------------------------------------
      4.10  Full Disclosure..........................................................................     52
      ----  ---------------
      4.11  Tax Returns and Payments.................................................................     52
      ----  ------------------------
      4.12  Consents and Approvals...................................................................     52
      ----  ----------------------
      4.13  No Event of Default; Compliance with Instruments.........................................     53
      ----  ------------------------------------------------
      4.14  Compliance with Laws.....................................................................     53
      ----  --------------------
      4.15  Investment Company; Public Utility Holding Company.......................................     53
      ----  --------------------------------------------------
      4.16  Plans and Benefit Arrangements...........................................................     53
      ----  ------------------------------
      4.17  Title to Properties......................................................................     54
      ----  -------------------
      4.18  Insurance................................................................................     54
      ----  ---------
      4.19  Employment Matters.......................................................................     55
      ----  ------------------
      4.20  Environmental Matters....................................................................     55
      ----  ---------------------
      4.21  Senior Debt Status.......................................................................     56
      ----  ------------------
      4.22  Solvency.................................................................................     56
      ----  --------
      4.23  Material Contracts; Burdensome Restrictions..............................................     56
      ----  -------------------------------------------
      4.24  Patents, Trademarks, Copyrights, Licenses, Etc. .........................................     56
      ----  -----------------------------------------------
      4.25  Year 2000 Problem........................................................................     57
      ----  -----------------
      4.26  Brokers..................................................................................     57
      ----  -------
      4.27  No Material Adverse Change...............................................................     57
      ----  --------------------------
      4.28  Security Interests.......................................................................     57
      ----  ------------------
      4.29  Status of Pledged Collateral.............................................................     57
      ----  ----------------------------
ARTICLE V CONDITIONS OF LENDING OR ISSUANCE OF LETTER OF CREDIT......................................     58
---------------------------------------------------------------
      5.01  Conditions to Initial Borrowings.........................................................     58
      ----  --------------------------------
      5.02  Each Additional Loan or Issuance of a Letter of Credit...................................     61
      ----  ------------------------------------------------------
      5.03  Location of Closing......................................................................     61
      ----  -------------------
ARTICLE VI AFFIRMATIVE COVENANTS.....................................................................     61
--------------------------------
      6.01  Preservation of Existence, Etc...........................................................     62
      ----  -------------------------------
      6.02  Accounting System; Reporting Requirements................................................     62
      ----  -----------------------------------------
      6.03  Notices Regarding Plans and Benefit Arrangements.........................................     64
      ----  ------------------------------------------------
      6.04  Payment of Liabilities, Including Taxes, etc.............................................     65
      ----  --------------------------------------------
      6.05  Maintenance of Insurance.................................................................     65
      ----  ------------------------
      6.06  Maintenance of Properties and Leases.....................................................     66
      ----  ------------------------------------
      6.07  Maintenance of Permits and Franchises....................................................     66
      ----  -------------------------------------
      6.08  Visitation Rights........................................................................     66
      ----  -----------------
      6.09  Keeping of Records and Books of Account..................................................     66
      ----  ---------------------------------------
      6.10  Plans and Benefit Arrangements...........................................................     67
      ----  ------------------------------
      6.11  Compliance with Laws.....................................................................     67
      ----  --------------------
      6.12  Use of Proceeds..........................................................................     67
      ----  ---------------
      6.13  Environmental Laws.......................................................................     67
      ----  ------------------
      6.14  Senior Debt Status.......................................................................     68
      ----  ------------------
      6.15  Further Assurances.......................................................................     68
      ----  ------------------

      6.16  Post Closing Items.......................................................................     68
      ----  ------------------
      6.17  GE Contract......................................................   ERROR! BOOKMARK NOT DEFINED.
      ----  -----------
ARTICLE VII NEGATIVE COVENANTS.......................................................................     68
------------------------------
      7.01  Indebtedness.............................................................................     69
      ----  ------------
      7.02  Liens....................................................................................     69
      ----  -----
      7.03  Loans, Acquisitions and Investments......................................................     70
      ----  -----------------------------------
      7.04  Liquidations, Mergers and Consolidations.................................................     71
      ----  ----------------------------------------
      7.05  Dispositions of Assets or Subsidiaries...................................................     71
      ----  --------------------------------------
      7.06  Affiliate Transactions...................................................................     72
      ----  ----------------------
      7.07  Subsidiaries, Partnerships and Joint Ventures............................................     72
      ----  ---------------------------------------------
      7.08  Continuation of or Change in Business....................................................     72
      ----  -------------------------------------
      7.09  Plans and Benefit Arrangements...........................................................     72
      ----  ------------------------------
      7.10  Distributions to Shareholders............................................................     73
      ----  -----------------------------
      7.11  Fiscal Year..............................................................................     73
      ----  -----------
      7.12  Changes in Organizational Documents......................................................     73
      ----  -----------------------------------
      7.13  Financial Covenants......................................................................     73
      ----  -------------------
      7.14  Change of Control........................................................................     74
      ----  -----------------
ARTICLE VIII DEFAULT.................................................................................     74
--------------------
      8.01  Events of Default........................................................................     74
      ----  -----------------
      8.02  Consequences of Event of Default.........................................................     77
      ----  --------------------------------
ARTICLE IX THE AGENT.................................................................................     79
--------------------
      9.01  Appointment and Grant of Authority.......................................................     79
      ----  ----------------------------------
      9.02  Delegation of Duties.....................................................................     79
      ----  --------------------
      9.03  Reliance by Agent on Lenders for Funding.................................................     79
      ----  ----------------------------------------
      9.04  Non-Reliance on Agent....................................................................     79
      ----  ---------------------
      9.05  Responsibility of Agent and Other Matters................................................     80
      ----  -----------------------------------------
      9.06  Actions in Discretion of Agent; Instructions from the Lenders............................     81
      ----  -------------------------------------------------------------
      9.07  Indemnification..........................................................................     81
      ----  ---------------
      9.08  Agent's Rights as Lender.................................................................     81
      ----  ------------------------
      9.09  Notice of Default........................................................................     82
      ----  -----------------
      9.10  Payment to Lenders.......................................................................     82
      ----  ------------------
      9.11  Holders of Notes.........................................................................     82
      ----  ----------------
      9.12  Equalization of Lenders..................................................................     82
      ----  -----------------------
      9.13  Successor Agent..........................................................................     83
      ----  ---------------
      9.14  Calculations.............................................................................     83
      ----  ------------
      9.15  Beneficiaries............................................................................     83
      ----  -------------
      9.16  Additional Lenders.......................................................................     83
      ----  ------------------
ARTICLE X GENERAL PROVISIONS.........................................................................     84
----------------------------
     10.01  Amendments and Waivers...................................................................     84
     -----  ----------------------
     10.02  Costs and Expenses, etc..................................................................     85
     -----  -----------------------
     10.03  Notices..................................................................................     85
     -----  -------

     10.04  Participation and Assignment.............................................................     86
     -----  ----------------------------
     10.05  Successors and Assigns...................................................................     88
     -----  ----------------------
     10.06  No Implied Waivers; Cumulative Remedies; Writing Required................................     88
     -----  ---------------------------------------------------------
     10.07  Severability.............................................................................     88
     -----  ------------
     10.08  Indemnity................................................................................     89
     -----  ---------
     10.09  Confidentiality..........................................................................     89
     -----  ---------------
     10.10  Survival.................................................................................     90
     -----  --------
     10.11  GOVERNING LAW............................................................................     90
     -----  -------------
     10.12  FORUM....................................................................................     90
     -----  -----
     10.13  Non-Business Days........................................................................     91
     -----  -----------------
     10.14  Integration..............................................................................     91
     -----  -----------
     10.15  Counterparts.............................................................................     91
     -----  ------------
     10.16  Funding by Branch, Subsidiary or Affiliate...............................................     91
     -----  ------------------------------------------
     10.17  WAIVER OF JURY TRIAL.....................................................................     92
     -----  --------------------

SCHEDULES
---------

SCHEDULE 1.01(a)   -  Lenders
SCHEDULE 1.01(b)   -  Permitted Liens
SCHEDULE 4.01      -  Organization and Qualification
SCHEDULE 4.02      -  Capitalization and Ownership
SCHEDULE 4.03      -  Subsidiaries
SCHEDULE 4.07      -  Litigation
SCHEDULE 4.11      -  Tax Returns and Payments
SCHEDULE 4.12      -  Consents and Approvals
SCHEDULE 4.16      -  Plans and Benefit Arrangements
SCHEDULE 4.20      -  Environmental Matters
SCHEDULE 4.29      -  Partnership and LLC Agreements
SCHEDULE 7.01      -  Existing Indebtedness
SCHEDULE 7.03      -  Investments, Capital Contributions and Advances
SCHEDULE 7.06      -  Affiliate Transactions
SCHEDULE 10.03     -  Notices

EXHIBITS
--------

EXHIBIT A          -  Form of Assignment and Assumption Agreement
EXHIBIT B          -  Form of Borrowing Base Certificate
EXHIBIT C          -  Form of Compliance Certificate
EXHIBIT D-1        -  Form of Revolving Loan Request
EXHIBIT D-2           Form of Swing Loan Request
EXHIBIT E          -  Form of Revolving Credit Note
EXHIBIT F          -  Form of Swing Loan Note
EXHIBIT G          -  Form of Pledge Agreement
EXHIBIT H          -  Form of Subsidiary Guaranty
EXHIBIT I          -  Form of Opinion of Borrower's Counsel
EXHIBIT J          -  Form of Guarantor Joinder
EXHIBIT K          -  Form of Lender Joinder

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of August 1, 2000, is made by and among iGATE CAPITAL CORPORATION, a Pennsylvania corporation (the "Borrower"), the undersigned Lenders, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Issuing Bank or Swing Loan Lender ("PNC Bank"), and as agent for the Issuing Bank and the Lenders under this Agreement (in such capacity, the "Agent"). Each of the Borrower, the Lenders, the Issuing Bank and the Agent are more fully defined in Article I below.

                                  WITNESSETH:

          WHEREAS, the Borrower has requested the Lenders to make available to the Borrower Loans in an aggregate principal amount not exceeding Fifty Million Dollars ($50,000,000) at any one time outstanding and to provide for the issuance for the account of the Borrower Letters of Credit with an aggregate Stated Amount not exceeding Fifteen Million Dollars ($15,000,000) at any one time outstanding; provided, that at no time shall Total Utilization exceed Fifty
                  --------
Million Dollars ($50,000,000); and

          WHEREAS, the Lenders are willing to make the Loans available to the Borrower, the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower and its Subsidiaries, and the Lenders are willing to purchase risk participations with respect to each Letter of Credit issued by the Issuing Bank, in each case according to the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual covenants and agreements set forth below, and other valuable consideration, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:


                                   ARTICLE I
                       CERTAIN DEFINITIONS; CONSTRUCTION
                       ---------------------------------

          1.01 Certain Definitions. In addition to words and terms defined
               -------------------
elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context of this Agreement clearly requires otherwise:

          "Account" shall mean an "account" or a "general intangible" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Agent's security interest therein, whether now owned or hereafter acquired or arising.

          "Account Debtor" shall mean, with respect to any Account, each Person who is obligated to make payments to any of the Loan Parties on such Account.

          "Affiliate," as to any Person, shall mean any other Person (a) which directly or indirectly Controls, is Controlled by, or is under common Control with such Person, (b) which beneficially owns or holds ten percent (10 %) or more of any class of the voting or other equity interests of such Person, or (c) ten percent (10 %) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.

          "Agent" shall mean PNC Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as agent for the Issuing Bank and the Lenders pursuant to this Agreement, and its successors and assigns in such capacity.

          "Agent's Fees" shall mean the fees payable to the Agent for acting as Agent under this Agreement, as more fully set forth in the Agent's Letter.

          "Agent's Letter" shall mean the letter from the Agent to the Borrower dated August 1, 2000, as the same may be amended from time to time or otherwise modified or supplemented.

          "Agreement" shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

          "Applicable Standby Letter of Credit Fee" shall have the meaning ascribed to it in Section 2.18(b).

          "Application for Letter of Credit" shall mean the then current application for standby letter of credit or commercial letter of credit used by the Issuing Bank.

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as the Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit A.

          "Assignment Fee" shall have the meaning ascribed to it in Section 10.04(b).

          "Authorized Officer" shall mean each and any of those individuals designated initially in the several incumbency certificates delivered pursuant to Section 5.01 by the Borrower or a Subsidiary Guarantor, as the case may be. The Borrower, or a Subsidiary Guarantor, as the case may be, may amend such list of persons from time to time by giving written notice of such amendment to the Agent.

          "Base Rate" shall mean the greater of (a) the Federal Funds Effective Rate plus fifty basis points (0.5%) and (b) the Prime Rate per annum. The "Prime Rate" shall mean for any day, a fluctuating interest rate per annum equal to the rate of interest which the Agent announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by the Agent to commercial borrowers.

          "Base Rate Option" shall mean the interest rate option described in
Section 2.08(b)(i).

          "Base Rate Portion" shall mean the portion of the Loans which bears, or is to bear, interest under the Base Rate Option.

          "Benefit Arrangement" shall mean at any time an "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to, by any member of the ERISA Group.

          "Borrower" shall mean iGate Capital Corporation, a corporation organized and subsisting under the laws of the Commonwealth of Pennsylvania, and its successors and permitted assigns.

          "Borrowing Base" shall mean the lesser of (a) $50,000,000 and (b) 85% of Qualified Accounts at such time.

          "Borrowing Base Certificate" shall mean each Borrowing Base Certificate, in substantially the form of Exhibit B, to be delivered by the Borrower to the Agent pursuant to Section 2.02(b) with blanks appropriately completed, as amended, supplemented, or otherwise modified from time to time.

          "Borrowing Date" shall mean, with respect to any Loan, the date for the making thereof, or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

          "Business Day" shall mean, (a) when used in any context other than in reference to or in connection with Euro-Rate, any day, other than a Saturday or Sunday, on which commercial banks are open for business in Pittsburgh, Pennsylvania, (b) when used in the context of a Euro-Rate, any day, other than a Saturday or Sunday, on which (i) commercial banks are open for business in Pittsburgh, Pennsylvania and (ii) dealings are carried on in the London interbank market, and (c) when used with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market or on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

          "Capital Adequacy Event" shall have the meaning ascribed to it in
Section 2.12.

          "Capital Compensation Amount" shall have the meaning ascribed to it in
Section 2.12.

          "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit and eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000 (c) notes and bonds issued by domestic corporations, (d) tax-exempt money market securities, (e) notes and bonds issued by state and municipal governments, and (f) money market mutual funds; provided
                                                                       --------
however, that (x) at least one-third of the value of the Cash Equivalents shall
-------
have a maximum weighted average to maturity of not more than six (6) months and the remaining value of the Cash Equivalents shall have a maximum weighted average to maturity of not more than eighteen (18) months and (y) the Cash Equivalents which are of a type customarily rated by S&P and Moody's, must have a rating of at least A-1 by S&P or P-1/VMG-1 by Moody's, if short term, or double "A" or higher by S&P and Moody's, if long term.

          "Change of Control" shall mean that (a) Ashok K. Trived and Sunil Wadhwan shall fail to collectively own at least thirty percent (30%) of the voting capital stock of the Borrower, (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Ashok K. Trivedi or Sunil Wadhwani becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding capital stock of the Borrower entitled to vote generally in the election of the directors of the Borrower, or (c) during any period of twelve
(12) consecutive calendar months, the board of directors of the Borrower shall cease to have as a majority of its members individuals who either:

               (i) were directors of the Borrower on the first day of such period; or

               (ii) were elected or nominated for election to the board of directors of the Borrower at the recommendation of or other approval by at least a majority of the directors then still in office at the time of such election or nomination who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved.

          "Closing" shall mean the execution and delivery of this Agreement and the other Loan Documents by the parties hereto and thereto on the Closing Date.

          "Closing Date" shall mean August 10, 2000.

          "Collateral" shall mean the existing and after acquired assets of the Loan Parties in which the Agent has a security interest, lien or other encumbrance pursuant to any of the Security Agreements, the Pledge Agreements or the Patent, Trademark and Copyright Assignments.

          "Commercial Letter of Credit" shall mean a Letter of Credit directly related to the sale of goods or similar transaction in which it is intended by the account party and beneficiary that payment shall be made, in the ordinary course, by a draw on the Letter of Credit in accordance with its terms.

          "Commercial Letter of Credit Fee" shall have the meaning ascribed to it in Section 2.18(b).

          "Commitment" shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC Bank, its Swing Loan Commitment, and "Commitments" shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

          "Commitment Fee" shall have the meaning ascribed to it in Section
2.03.

          "Compliance Certificate" shall mean a certificate executed by the chief financial officer, the treasurer or the controller of the Borrower, substantially in the form of Exhibit C.

          "Computation Date" shall have the meaning ascribed to it in Section 2.13(a).

          "Consolidated EBITDA" shall mean, for any period, the consolidated net income (or net loss) of any Person for such period as determined in accordance with GAAP plus the sum of (a) consolidated interest expense, (b) total income
          ----
tax expense, (c) consolidated amortization and depreciation expense, and (d) any extraordinary or unusual losses, minus any extraordinary or non-recurring gains.
                                 -----

          "Consolidated Tangible Net Worth" shall mean stockholders' equity minus intangible assets of any Person determined on a consolidated basis in
-----
accordance with GAAP.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be, and the terms "Controlled" and "Controlling" shall have correlative meanings.

          "Default" shall mean any event or condition which with notice or passage of time or both, would constitute an Event of Default.

          "Dollar, Dollars, U.S. Dollars" and the symbol $ shall mean lawful
                                                         -
money of the United States of America.

          "Dollar Equivalent" shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

          "Domestic Subsidiary" shall mean a Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.

          "Environmental Complaint" shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

          "Environmental Conditions" shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

          "Environmental Laws" shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of the environment.

          "Equivalent Amount" shall mean, at any time, as determined by the Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of a different currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at the Agent's spot selling rate (based on the market rates then prevailing and available to the Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

          "Equivalent Currency" shall have the meaning assigned to such term in the definition of Equivalent Amount.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, in each case as from time to time in effect.

          "ERISA Group" shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro" shall have the meaning ascribed to it in Section 2.13(i).

          "Euro-Rate" shall mean: (a) with respect to any Loans denominated in Dollars comprising any Portion to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1%)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Agent) to be equal to the offered rates for deposits in Dollars for the applicable Euro-Rate Interest Period quoted by the British Bankers Association ("BBA") which appear on Page 3750 of the Dow Jones Market Service display page (or, if such quotation is not available, an appropriate successor as determined by the Agent) reporting system as of approximately 11:00 a.m., Greenwich Mean Time, two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

     Euro-Rate =    Offered rate on Dow Jones Market Service
                    ----------------------------------------
                    1.00 - Euro-Rate Reserve Percentage

If more than one offered rate appears on Page 3750 of the Dow Jones Market Service rate reporting system or similar system, the rate shall be the arithmetic mean of such offered rates; and

          (b) with respect to any Loans denominated in Optional Currency comprising any Portion to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% percent) (i) the rate of interest per annum determined by Agent in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency quoted by BBA which appears on the relevant Dow Jones Market Service display page (or, if such quotation is not available, an appropriate successor as determined by the Agent) at approximately 9:00 a.m., Pittsburgh time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such disbursement ("LIBO Rate") by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

     Euro-Rate =                LIBO Rate
                    --------------------------------
                    1 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

          "Euro-Rate Interest Period" shall mean any individual period equal to one (1), two (2), three (3), or six (6) months selected by the Borrower or twelve (12) months if requested by the Borrower and available to the Agent and the Lenders in each case commencing on the Borrowing Date, a conversion date or a renewal date of a Euro-Rate Portion to which such period shall apply; provided, however, that prior to the date which is the Business Day following
--------  -------
the Syndication Date, only one (1) month periods shall be available.

          "Euro-Rate Option" shall mean the interest rate option described in
Section 2.08b(ii).

          "Euro-Rate Portion" shall mean each portion of the Loans which bears, or is to bear, interest under the Euro-Rate Option; and the term Euro-Rate Portions shall mean collectively all such portions of the Loans which bear, or are to bear, interest under the Euro-Rate Option.

          "Euro-Rate Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

          "Event of Default" shall have the meaning ascribed to it in Section 8.01.

          "Expiration Date" shall mean October 1, 2001, as the same may be extended pursuant to Section 2.23.

          "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal
                                                  --------
Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

          "Fees" shall mean collectively any of the Agent's Fees, the Commitment Fee, the Letter of Credit Fee, the Fronting Fee, any administration fee payable to the Agent, and any other fee payable under any of the other Loan Documents.

          "Fiscal Quarter" shall mean each three month fiscal period of the Borrower beginning respectively on each January 1, April 1, July 1 and October 1 during the term hereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

          "Fiscal Year" shall mean each 12-month fiscal period of the Borrower beginning January 1 and ending on the immediately succeeding December 31.

          "Fronting Fee" shall have the meaning ascribed to it in Section
2.18(b).

          "GAAP" shall mean, subject to the provisions of Section 1.03, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be recognized by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GE Capital Agreement" shall mean the Note Purchase Agreement dated as of July 22, 1999 by and between the Borrower and GE Capital Equity Investments, Inc.

          "Guaranty" of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person (excluding indemnities (but not guaranties for the payment of money) incurred in the ordinary course of business), any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

          "Indebtedness" shall mean as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent or joint and several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, forward exchange agreement, currency swap agreement, hedging contracts, Interest Rate Hedge Agreement or other interest rate management device, raw materials management device, (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), (e) any obligation or liability as a general partner in any general or limited partnership, or (f) any Guaranty of any of the foregoing.

          "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

          "Interest Rate Hedge Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates.

          "Interest Rate Option" shall mean any Euro-Rate Option or the Base Rate Option.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          "Issuing Bank" shall mean PNC Bank, National Association, and any successor to PNC Bank, National Association as the issuer of Letters of Credit hereunder.

          "Labor Contracts" shall have the meaning ascribed to it in Section
4.19.

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

          "Lenders" shall mean the financial institutions named on Schedule 1.01(a) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

          "Letter of Credit" shall mean any Standby Letter of Credit or Commercial Letter of Credit issued by the Issuing Bank for the account of the Borrower upon the application of the Borrower (for itself or on behalf of a Subsidiary) pursuant to this Agreement and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

          "Letter of Credit Cash Collateral Account" shall have the meaning ascribed to it in Section 8.02(e).

          "Letter of Credit Fee" shall have the meaning ascribed to it in
Section 2.18(b).

          "Leverage Ratio" shall mean the ratio of (a) the consolidated Indebtedness of the Borrower and its Subsidiaries, to (b) the sum of (i) the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries and (ii) the consolidated Indebtedness of the Borrower and its Subsidiaries, all calculated in accordance with GAAP.

          "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

          "Loans" shall mean collectively and "Loan" shall mean separately any Revolving Credit Loans made by the Lenders pursuant to Section 2.01(a) and any Swing Loans made by PNC Bank pursuant to Section 2.01(b).

          "Loan Account" shall mean the loan account maintained by a Lender as more fully described in Section 2.15.

          "Loan Disbursement Account" shall have the meaning ascribed to it in
Section 3.01.

          "Loan Documents" shall mean this Agreement, the Notes, any Application for Letter of Credit (and any reimbursement agreement executed in connection therewith), the Subsidiary Guarantees, the Pledge Agreements, the Security Agreements, any Interest Rate Hedge Agreement executed by a Lender or an Affiliate of a Lender and the Borrower, any foreign exchange contract executed by a Lender or an Affiliate of a Lender and the Borrower, and any other agreements, instruments, certificates or documents contemplated thereby, as any of the same may be supplemented or amended from time to time in accordance herewith or therewith; and Loan Document shall mean any of the Loan Documents.

          "Loan Parties" shall mean the Borrower and each Subsidiary Guarantor and "Loan Party" shall mean any of the Loan Parties.

          "Loan Request" shall mean a request for Loans made in accordance with
Section 2.05 which request shall be substantially in the form of Exhibit D.

          "Margin Regulations" shall mean Regulations T, U and X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

          "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower and its Subsidiaries taken as a whole to duly and punctually pay their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

          "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent, with the approval of the Borrower, by notice to the Lenders.

          "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

          "Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

          "Notes" shall mean collectively all of the Revolving Credit Notes of the Borrower substantially in the form of Exhibit E and the Swing Loan Note of the Borrower substantially in the form of Exhibit F and "Note" shall mean separately each promissory note of the Borrower substantially in the form of Exhibit E or Exhibit F, as applicable, in each case evidencing Loans together with all renewals, replacements, refinancings or refundings thereof or thereto in whole or in part.

          "Obligations" shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes or any other Loan Document.

          "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Optional Currency" shall mean any of the following currencies: (a) the Australian dollar, (b) the British Pound Sterling, (c) the Canadian dollar,
(d) the French Franc, (e) the Deutsche Mark, (f) the Italian Lira and (g) the Spanish Pesetas, and any other freely convertible foreign currency, as determined pursuant to the currency codes in effect from time to time under ISO International Standard 4217 or any successor thereto, and approved by Agent and the Required Lenders pursuant to Section 2.13(d).

          "Original Currency" shall have the meaning assigned to it in Section 2.21.

          "Other Currency" shall have the meaning assigned to it in Section
2.21.

          "Other Taxes" shall have the meaning assigned to it in Section 2.19.

          "Overnight Rate" shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the applicable offshore interbank market.

          "Participant" shall mean any bank or financial institution which acquires from any Lender an undivided interest in the Lender's Ratable Share of the Revolving Credit Commitments, Loans, Letters of Credit and Unreimbursed Letter of Credit Draws, pursuant to Section 10.04.

          "Patent, Trademark and Copyright Assignments" shall mean collectively the Patent, Trademark and Copyright Collateral Assignments in form and substance acceptable to the Agent, executed and delivered by each of the Loan Parties to the Agent for the benefit of the Lenders, and Patent Trademark and Copyright Assignment shall mean any of the Patent Trademark and Copyright Assignments.

          "Participation" shall mean the sale, made in accordance with the provisions of Section 10.04, by any Lender to any Participant of an undivided interest in such Lender's Ratable Share of the Revolving Credit Commitments, Loans, Letters of Credit and Unreimbursed Letter of Credit Draws.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

          "Permitted Liens" shall mean:

          (a) Liens for taxes, assessments, governmental levies or similar charges incurred in the ordinary course of business and which are not yet due and payable, or if due and payable, (i) are being contested in good faith and by appropriate and lawful proceedings diligently conducted, but only so long as such proceedings could not subject the Agent, the Lenders or the Issuing Bank to any civil or criminal penalties or liabilities and (ii) for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and (iii) which shall be paid in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

          (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, other social security programs or similar program or to secure liability to insurance carriers under insurance or self insurance agreements or arrangement;

          (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, or if such Liens are due and payable, (i) are being contested in good faith and by appropriate and lawful proceedings diligently conducted and (ii) for which such reserves or other appropriate provisions, if any, as required by GAAP shall have been made and (iii) which shall be paid in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

          (d) Pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amounts due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (e) (i) Encumbrances consisting of zoning restrictions, easements, rights-of-way, or other restrictions on the use of real property, (ii) defects in title to real property, and (iii) Liens, encumbrances and title defects affecting real property not known by the Borrower or a Subsidiary, as applicable, and not discoverable by a search of the public records, none of which materially impairs the use of such property;

          (f) (i) Liens on assets of a Person which is merged into or acquired by the Borrower or a Subsidiary of the Borrower on or after the date of this Agreement, and (ii) Liens on assets acquired after the date of this Agreement; provided that (A) such Liens existed at the time of such merger or acquisition
--------
and were not created in anticipation thereof, (B) no such Lien spreads to cover any property or assets of the Borrower or any Subsidiary of the Borrower; and
(C) the principal amount of Indebtedness secured thereby is not increased from the amount outstanding immediately prior to such merger or acquisition;

          (g) Liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and Liens arising out of judgments or orders for the payment of money which do not constitute an Event of Default hereunder;

          (h) Other Liens incidental to the conduct of the Borrower's or any Subsidiary's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of the Borrower's or any Subsidiary's property or assets or which do not materially impair the use thereof in the operation of the Borrower's business;

          (i)  Any Lien existing on the date of this Agreement and identified on
Schedule 1.01(b); provided that the principal amount secured thereby is not
                  --------
hereafter increased;

          (j)  Purchase Money Security Interests; provided that the aggregate
                                                  --------
amount of loans and deferred payments secured by such Purchase Money Security Interest shall not at any time exceed $2,500,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.01(b));

          (k) Leases or subleases not otherwise prohibited by this Agreement; provided, however, except as set forth in items (a) through (j) of this
--------  -------
definition the Borrower shall not permit or authorize Liens on any of the Borrower's or any of its Subsidiaries' properties, except in favor of the Agent for the benefit of the Agent, the Lenders and the Issuing Bank; and

          (l) Liens granted to any Lender pursuant to an Interest Rate Hedge Agreement with the Borrower; provided, however, that (i) the aggregate amount of
                             --------  -------
such Interest Rate Hedge Agreements shall not exceed fifty percent (50%) of the maximum amount of Loans permitted under this Agreement, and (ii) each Lender party to an Interest Rate Hedge Agreement shall calculate the credit exposure covered by such Interest Rate Hedge Agreement in a reasonable and customary manner, and (iii) each Interest Rate Hedge Agreement must conform to ISDA regulations and be acceptable to the Agent with respect to intercreditor issues;

          (m) Liens securing Indebtedness of a non-Domestic Subsidiary which Indebtedness is permitted hereunder; provided such Lien encumbers only the
                                     --------
assets of the Subsidiary incurring such Indebtedness; and

          (n) Any Liens other than those specifically excepted pursuant to clauses (a) through (m) above, provided, that the aggregate amount of such Liens
                               --------
permitted by this clause (n) shall not exceed $2,500,000 at any one time outstanding.

          "Person or person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          "Plan" shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(b) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

          "Pledge Agreement" shall mean a pledge agreement executed by the Borrower or by any Subsidiary Guarantor holding the capital stock of another Subsidiary substantially in the form of Exhibit G, together in each case with all extensions, renewals, amendments, substitutions, and replacements thereto and thereof.

          "Portions" shall mean collectively the Base Rate Portion and the Euro-Rate Portions; and the term "Portion" shall mean individually any of the Portions.

          "Principal Office" shall mean the principal commercial banking office of the Agent in Pittsburgh, Pennsylvania.

          "Prior Security Interest" shall mean a valid and enforceable perfected first priority security interest under the Uniform Commercial Code which is subject only to Permitted Liens.

          "Prohibited Transaction" shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

          "Property" shall mean, and refer to, each parcel of real property, whether owned in fee or leased, of any Loan Party.

          "Purchase Money Security Interest" shall mean Liens upon tangible personal property securing financings to the Borrower or any Subsidiary of the Borrower or deferred payments by the Borrower or such Subsidiary for the acquisition of such tangible personal property.

          "Purchasing Lender" shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

          "Qualified Accounts" shall mean Accounts which are and at all times continue to meet the following conditions:

          (a) The Account duly complies with all applicable Laws, whether Federal, state or local, including but not limited to usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve Systems;

          (b) The Account was not originated in or subject to the Laws of a jurisdiction whose Laws would make the account or the grant of the security interest in the Account to the Agent unlawful, invalid or unenforceable;

          (c) The Account was originated by a Loan Party in connection with the sale of goods or the rendering of services by a Loan Party in the ordinary course of business under an enforceable contract, and such sale has been consummated and such goods have been delivered or such services have been rendered so that the performance of such contracts has been completed by such Borrower and by all parties other than the Account Debtor;

          (d) The Account is evidenced by a written invoice or other documentation and arises from a contract, all of which are in form and substance satisfactory to the Agent;

          (e) The Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by a Loan Party to the Agent in and to the Account arising with respect thereto;

          (f) The title of a Loan Party to the Account and, except as to the Account Debtor, to any related goods is absolute and is not subject to any Lien except Liens in favor of the Agent;

          (g) The Account Debtor's principal place of business is in the United States and the Account provides for payment by the Account Debtor in United States Dollars;

          (h) The Account shall have amounts owing that are not less than the amounts represented by a Loan Party;

          (i) The portion of the Account for which income has not yet been earned or which constitutes unearned discount, services charges or deferred interest shall be ineligible;

          (j) The Account shall be eligible only to the extent that it is not subject to any defense, claim of reduction, counterclaim, set-off, recoupment, or any dispute or claim for credits, allowances or adjustments by the Account Debtor because of returned, inferior, damaged goods or unsatisfactory service, or for any other reason; provided, however, that Accounts of General Electric Company will not be deemed ineligible because of a right of set-off as long as General Electric Company has not exercised or attempted to exercise such right;

          (k) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar terms making the Account Debtor's payment obligations conditional;

          (l) The Account Debtor has not returned, rejected or refused to retain, or otherwise notified a Loan Party of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

          (m) No default exists under the Account by any party thereto, and all rights and remedies of a Loan Party under the Account are freely assignable by a Loan Party;

          (n) The Account has not been outstanding for more than 120 days past the invoice date and is not subject to "dating" terms; provided,
                                                                      --------
               however, that no more than 10% of the Borrowing Base may be
               -------
               comprised of Accounts between 91 and 120 days past the invoice date;

          (o) None of the Accounts of any Account Debtor shall be eligible if more than 15% of the Accounts of such Account Debtor have been outstanding for more than 120 days;

          (p) Accounts from General Electric Company and its Affiliates shall be ineligible to the extent that they exceed 10% of the Qualified Accounts; any other Account shall be ineligible to the extent that the aggregate amount of all the Accounts of the Account Debtor and its Affiliates exceed 10% of all of a Loan Party's Accounts.

          (q) A Loan Party has not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, a Loan Party immediately notifies the Agent and, at the Agent's request, endorses or assigns and delivers such instrument to the Agent;

          (r) A Loan Party has not received any notice of (i) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or (ii) any assignment by the Account Debtor for the benefit of creditors. Upon receipt by a Loan Party of any such notice, it will give the Agent prompt written notice thereof;

          (s) The Account Debtor is not an Affiliate of a Loan Party (other than an Affiliate that is a customer of a Loan Party on the date of this Agreement on terms that satisfy the requirements of
               Section 7.06);

          (t) The Account shall be ineligible if the Account Debtor is an Official Body, unless a Loan Party shall have taken all actions deemed necessary by the Agent in order to perfect the Agent's security interest therein, including but not limited to any notices or filings required under the Assignment of Claims Act of 1940, as amended, or other applicable Laws; and

          (u) The Agent has not deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of a Loan Party or the Agent with the Account Debtor) or because the Agent otherwise makes a reasonable determination that the collateral value of the Account to the Agent is impaired or that the Agent's ability to realize such value is insecure.

          (v) With respect to an Account originated by iGate Venture Management LLC, iGate Venture Partners I, and iGate Ventures I, L.P., the Account shall be ineligible to the extent, if any, that the amount of such entity's Accounts aggregates more than such entity's Guaranteed Obligations.

Standards of acceptability shall be fixed and may be revised from time to time by mutual agreement of Agent and a Loan Party. In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Agent shall be final.

          "Ratable Share" shall mean the proportion that a Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders.

          "Reference Currency" shall have the meaning assigned to it in the definition of Equivalent Amount.

          "Register" shall have the meaning ascribed to it in Section 10.04(c).

          "Regulated Substances" shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

          "Reportable Event" shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

          "Required Lenders" shall mean Lenders whose Revolving Credit Commitments aggregate at least 51% of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment" shall mean, as to any Lender at any time, the aggregate amount initially set forth opposite its name on Schedule 1.01(a), and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, as the same may be reduced pursuant to Sections 2.04 or 2.10(a), and "Revolving Credit Commitments" shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Loans" shall have the meaning ascribed to it in
Section 2.01(a).

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill Corporation, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent, with the approval of the Borrower, by notice to the Lenders.

          "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

          "Security Agreements" shall mean collectively the Security Agreements in form and substance acceptable to the Agents executed and delivered by each of the applicable Loan Parties to the Agent for the benefit of the Lenders and Security Agreement shall mean any of the Security Agreements.

          "Security Documents" shall mean the Security Agreements, the Pledge Agreements and the Patent, Trademark and Copyright Assignments.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that shall be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it shall, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Staffing Divestiture" shall mean the disposition, approved by the Board of Directors of the Borrower, of the following entities: Mastech Quantum Information Resources, Ltd.; Goldstar Computer Systems, Inc.; Silverside Computer Systems, Inc.; Quantum Group Inc.; Quantum Information Resources, Inc.; Mastech Asia Pacific Pty. Ltd.; Mastech Asia Pacific (NT) Pty. Ltd.; MC Computer Services Pty. Ltd.; Direct Resources Scotland Ltd.; Chen & McGinley, Inc.; Mastech Application Services, Inc.; and the "Staffing" division of Emplifi, Inc.

          "Standby Letter of Credit" shall mean a Letter of Credit which is not a Commercial Letter of Credit.

          "Standby Letter of Credit Fee" shall have the meaning ascribed to it in Section 2.18(b).

          "Stated Amount" shall mean as to any Letter of Credit, the lesser of
(a) the face amount thereof or (b) the remaining available undrawn amount thereof (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person at any time shall mean (a) any corporation or trust of which 51% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (b) any partnership of which 51% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (c) any limited liability company of which such Person is a member or of which 51% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries.

          "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower whether now existing or hereafter created or acquired.

          "Subsidiary Guaranty" shall mean guaranty agreement substantially in the form of Exhibit H, together in each case with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

          "Swing Loan Commitment" shall mean PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.01(b) hereof, in an aggregate principal amount up to $5,000,000.

          "Swing Loan Note" shall mean the Swing Loan Note of the Borrower in the form of Exhibit F evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

          "Swing Loan Request" shall mean a request for Swing Loans made in accordance with Section 2.05(b) hereof.

          "Swing Loans" shall have the meaning ascribed to it in Section
2.01(b).

          "Syndication Date" shall mean the earlier of (a) the date of completion of syndication hereunder, as determined by the Agent, and (b) ninety
(90) days after the Closing Date.

          "Taxes" shall have the meaning ascribed to it in Section 2.19.

          "Total Utilization" shall mean as of the time of determination the sum of Loans outstanding, the Unreimbursed Letter of Credit Draws outstanding and the aggregate Stated Amount of the Letters of Credit outstanding.

          "Transfer Effective Date" shall have the meaning ascribed to it in the applicable Assignment and Assumption Agreement.

          "Transferor Lender" shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

          "Unreimbursed Letter of Credit Draw" shall have the meaning ascribed to it in Section 2.18(f).

          "Year 2000 Problem" shall have the meaning ascribed to it in Section 4.25.

          1.02. Construction.
                ------------

                (a) Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                    (i)   Number: Inclusion.  References to the plural include
                          -----------------
the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation".

                    (ii)  Determination.  References to "determination" of or
                          -------------
by the Agent, the Issuing Bank or the Lenders shall be deemed to include good faith estimates by the Agent, the Issuing Bank or the Lenders (in the case of quantitative determinations) and good faith beliefs by the Agent, the Issuing Bank or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error.

                    (iii) Discretion and Consent.  Whenever the Agent, the
                          ----------------------
Issuing Bank, PNC Bank or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.

                    (iv)  Documents Taken as a Whole.  The words "hereof,"
                          --------------------------
"herein," "hereunder", "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

                    (v)   Headings.  The article, section and other headings
                          --------
contained in this Agreement or such other Loan Documents and the Table of Contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.

                    (vi)   Implied References.  Article, section, subsection,
                           ------------------
item, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (vii)  Persons.  Reference to any Person includes such
                           -------
Person's successors and assigns, but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.

                    (viii) Laws and Agreements.  Reference to any Law, agreement
                           -------------------
or contract includes such Law, agreement or contract as the same may be amended, supplemented, modified, extended, waived, consolidated, replaced or renewed from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof and of this Agreement and the other Loan Documents.

                    (ix)   From, To and Through.  Relative to the determination
                           --------------------
of any period of time, "from" means "from and including", "to" means "to but excluding", and "through" means "through and including".

                    (x)    UCC Terms.  All terms used in Article 9 of the
                           ---------
Uniform Commercial Code and not specifically defined in this Agreement or in any other Loan Document shall herein have the meanings assigned to such terms in the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania.

                    (xi)   Writing; Written.  References to "writing" include
                           ----------------
printing, typing, lithography and other means of reproducing words in a tangible visible form. References to "written" include "printed", "typed", "lithographed" and other adjectives relating to words reproduced in a tangible visible form consistent with the preceding sentence and also include electronic images and images stored on computer disks, magnetic tape and like media.

          1.03  Accounting Principles.  Except as otherwise provided in this
                ---------------------
Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                  ARTICLE II
                  REVOLVING CREDIT AND SWING LOAN FACILITIES
                  ------------------------------------------

          2.01  Commitments.
                -----------

               (a) Revolving Credit. Subject to the terms and conditions hereof
                   ----------------
and relying upon the representations and warranties set forth below, each Lender severally agrees to make Revolving Credit Loans (the "Revolving Credit Loans") in Dollars or Optional Currency to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date, provided, that the aggregate
                                                    --------
principal Equivalent Amount in Dollars of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower shall not exceed at any one time such Lender's Ratable Share of the aggregate Revolving Credit Commitments. Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time shall not exceed (i) the lesser of (x) the aggregate Revolving Credit Commitments and (y) the Borrowing Base minus (ii) the aggregate Stated Amount of outstanding Letters of Credit, (iii) the aggregate amount of Unreimbursed Letter of Credit Draws, and (iv) all accrued interest, fees and expenses at such time. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.01. All Revolving Credit Commitments shall expire on the Expiration Date, and all Revolving Credit Loans outstanding on the Expiration Date shall become due and payable in full on such date.

               (b) Swing Loan.  Subject to the terms and conditions hereof and
                   ----------
relying upon the representations and warranties herein set forth, PNC Bank agrees to make Swing Loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of $5,000,000 (the "Swing Loan Commitment"), provided that the Total Utilization, at any time,
                               --------
shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.01(b).

          2.02 Nature of Lenders' Obligations with Respect to Revolving Credit
               ---------------------------------------------------------------
Loans.
-----

               (a) Loans.  Each Lender shall be obligated to participate in each
                   -----
request for Revolving Credit Loans pursuant to Section 2.05 hereof in accordance with its Ratable Share. The aggregate principal Equivalent Amount in Dollars of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed such Lender's Ratable Share of the aggregate Revolving Credit Commitments minus such Lender's Ratable Share of the sum of (i) the aggregate Stated Amount of outstanding Letters of Credit and (ii) the aggregate amount of Unreimbursed Letter of Credit Draws. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrower, or any other Lender, to any other party nor shall the Borrower, or any other Lender, be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

               (b) Borrowing Base.  In addition to any and all provisions of the
                   --------------
other Loan Documents which establish conditions to the Borrower's ability to request and obtain any Loan, the Borrower shall deliver an updated Borrowing Base Certificate on the Closing Date and thereafter on the first Business Day of each month; provided, however, that if the sum of the cash and Cash Equivalents of the Borrower and its Subsidiaries is less than $40,000,000, the Borrower will deliver updated Borrowing Base Certificates to the Agent on Monday of each week.

          2.03 Commitment Fees.  The Borrower shall pay to the Agent for the
               ---------------
account of each Lender, as consideration for such Lender's Revolving Credit Commitment, a nonrefundable commitment fee (the "Commitment Fee"), accruing from the Closing Date until the Expiration Date equal to a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to 37.5 basis points, on the average daily Equivalent Amount in Dollars equal to such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of Total Utilization. All Commitment Fees shall be payable in arrears on the last Business Day of each Fiscal Quarter occurring during the term of this Agreement.

          2.04 Reduction of Revolving Credit Commitment.  Subject to the
               ----------------------------------------
provisions of Section 2.09 hereof, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate, in whole or in part, without penalty, the then unused portion of the Revolving Credit Commitments, thereby causing a corresponding abatement of the Commitment Fee. Each such reduction shall be in a minimum principal amount of $10,000,000 and, if in excess of $10,000,000, in integral multiples of $1,000,000. The Commitment Fee shall cease to accrue with respect to any unused portion of the Revolving Credit Commitments so terminated five (5) Business Days after receipt of such notice. Notice of termination once given shall be irrevocable and the portion of the Revolving Credit Commitments so terminated shall not be available for borrowing once such notice has been given under the terms hereof. The Agent shall promptly notify each Lender of its Ratable Share of such terminated unused portion and the date of each such termination.

          2.05 Loan Requests.
               -------------

               (a) Revolving Credit.  Each request for a Revolving Credit
                   -----------------
disbursement shall be made to the Agent by an Authorized Officer of the Borrower orally or in writing pursuant to the execution and delivery by the Borrower to the Agent of a Loan Request, substantially in the form of Exhibit D-1, (a) by 11:00 a.m., Pittsburgh time, on the date of the proposed disbursement if the disbursement is initially to bear interest at the Base Rate Option, (b) by 11:00 a.m., Pittsburgh time, at least three (3) Business Days prior to the proposed disbursement with respect to Revolving Credit Loans made in Dollars if the disbursement or any part thereof is to initially bear interest at the Euro-Rate Option, or (c) by 11:00 a.m., Pittsburgh time, at least four (4) Business Days prior to the proposed disbursement with respect to Revolving Credit Loans funded in an Optional Currency (which Revolving Credit Loans must bear interest at the Euro-Rate Option), in each case specifying the date and the Dollar or Dollar Equivalent (if applicable) amount thereof, selecting the Interest Rate Option therefor pursuant to Section 2.08(b) hereof, for Revolving Credit Loans to be funded under the Euro-Rate Option, selecting the Euro-Rate Interest Period therefor and for Revolving Credit Loans to be funded in an Optional Currency, the currency in which the disbursement is to be funded. Any oral request for a disbursement hereunder shall be followed immediately by the Borrower's written Loan Request. Each Request for a Loan to be funded under the Base Rate Option shall be in the minimum principal amount of $500,000. A request from the Borrower pursuant to this

Section 2.05(a) with respect to a disbursement or any part thereof which is initially to bear interest at the Euro-Rate Option, shall irrevocably commit the Borrower to accept such disbursement on the date specified in such request. Promptly upon receipt of such notice, the Agent shall notify each Lender of the Borrower's request and the amount of such requested disbursement which is to be advanced by such Lenders. Each such Lender shall make its Ratable Share of such disbursement available at the Agent's principal office in immediately available funds no later than 3:00 p.m., Pittsburgh time, on the date of the requested disbursement.

               (b) Swing Loan.  Except as otherwise provided herein, the
                   -----------
Borrower may from time to time prior to the Expiration Date request PNC Bank to make a Swing Loan by delivery to PNC Bank, not later than 12:00 noon Pittsburgh time, on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit D-2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date, (ii) the term of the proposed Swing Loan, which shall be no less than one day and no longer than three days, and (iii) the principal amount of such Swing Loan, which shall be not less than $1,000,000 and shall be an integral multiple of $100,000.

          2.06 Making Loans.
               ------------

               (a) Revolving Credit.  Subject to Section 9.03, the Agent shall,
                   -----------------
promptly after receipt by it of a Loan Request pursuant to Section 2.05 (but not later than noon, Pittsburgh time, on the Borrowing Date for same day funding, 2:00 p.m., Pittsburgh time, on the third Business Day preceding any Borrowing Date for which any Portion of the Loans to be made on such Borrowing Date is to bear interest at the Euro-Rate Option and 2:00 p.m., Pittsburgh time, on the fourth Business Day preceding any Borrowing Date of the Loans to be made in an Optional Currency), notify the Lenders of its receipt of such Loan Request specifying: (a) the proposed Borrowing Date and the time and method of disbursement of such Loan; (b) the amount and type of such Loan and the applicable Euro-Rate Portions and Euro-Rate Interest Periods (if any) and the Optional Currency (if any); and (c) the apportionment among the Lenders of the Loans as determined by the Agent in accordance with Section 2.02 hereof.
Subject to Section 9.03, each Lender shall remit the principal amount of each Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Loan to the Borrower in immediately available funds prior to 2:00 p.m., Pittsburgh time, on the Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, or any Lender fails to advise the Agent of its intention not to fund, then the Agent may elect in its sole discretion to fund with its own funds the Loan of such Lender on the Borrowing Date.

               (b) Swing Loan.  PNC Bank shall, after receipt by it of a Swing
                   -----------
Loan Request pursuant to Section 2.05(b), fund such Swing Loan to the Borrower in Dollars and immediately available funds prior to 3:00 p.m., Pittsburgh time, on the Borrowing Date.

          2.07 Notes.
               -----

               (a) Revolving Credit Note.  The obligation of the Borrower to
                   ----------------------
repay the aggregate unpaid principal amount of the Loans made to the Borrower by each Lender, together with interest thereon, shall be evidenced by the Revolving Credit Notes.

               (b) Swing Loan Note.  The obligation of the Borrower to repay the
                   ----------------
unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit F payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment of PNC Bank.

          2.08 Interest Payments, Interest Rates and Certain Related Payments
               --------------------------------------------------------------
Pertaining to the Loans.
-----------------------

               (a) Interest.  The Notes shall bear interest on the actual unpaid
                   --------
principal amount thereof from time to time outstanding from the date thereof until payment in full at the rates of interest set forth in Section 2.08(b).
The Borrower shall pay accrued interest on the unpaid principal balance of the Notes in arrears:

                   (i) with respect to the Base Rate Portion, at the rate specified in the Base Rate Option, (A) on the last Business Day of each Fiscal Quarter during the term of the Revolving Credit Commitment, (B) at maturity, whether by acceleration or otherwise, of the Notes and (C) after maturity on demand until all amounts evidenced by the Notes are paid in full whether or not judgment has been entered on the Notes; and

                   (ii) with respect to each Euro-Rate Portion, at the rate specified in each Euro-Rate Option, (A) on the last day of the Euro-Rate Interest Period applicable thereto; provided, however, if the Euro-Rate Interest
                                    --------  -------
Period chosen for any Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable at the end of every three (3) months during such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period, (B) at the maturity, whether by acceleration or otherwise, of the Notes and (C) after maturity on demand until all amounts evidenced by the Notes are paid in full whether or not judgment has been entered on the Notes.

               (b) Interest Rate Options.  During the term hereof, the Borrower
                   ---------------------
shall have the option of electing, from time to time, one or more of the Interest Rate Options set forth below to be applied to the Loans.

                   (i)  Base Rate Option.  Interest under this Interest Rate
                        ----------------
Option shall accrue, for the Base Rate Portion of the Loans outstanding, at a rate per annum equal to the sum of (A) the Base Rate plus one-half percent (0.5%). The Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate or the Federal Funds Effective Rate, as the case may be, and in accordance with the provisions of Section 2.08(d).

                   (ii)  Euro-Rate Option.  Interest under this Interest Rate
                         ----------------
Option shall accrue, for each Euro-Rate Portion of the Loans outstanding, for any Euro-Rate Interest Period selected, at a rate per annum equal to the sum of
(A) the Euro-Rate plus (B) two percent (2%). The rate of interest established pursuant to the preceding sentence of this Section 2.08(b)(ii) for each Euro-Rate Portion shall be adjusted from time to time in accordance with the provisions of Section 2.08(d).

                   (iii) Swing Loans.  Interest shall accrue on all Swing Loans
                         -----------
at a rate per annum equal to (A) PNC Bank's overnight offered rate plus (B) the Applicable Euro-Rate Margin.

               (c) Optional Currency Interest.  Each Portion of each Optional
                   --------------------------
Currency funded Loan shall bear interest at the Euro-Rate Option, subject, however, to the other provisions of this Agreement.

               (d) Interest After Maturity.  After the occurrence of an Event of
                   -----------------------
Default and during the continuation thereof, the Base Rate Portion shall bear interest at a rate per annum which shall be two and one-half percent (2.5%) above the Base Rate. After the occurrence of an Event of Default and during the continuation thereof, all Euro-Rate Portions shall bear interest (i) until the end of the then current Euro-Rate Interest Period for each such Euro-Rate Portion, at a rate per annum which shall be four percent (4%) above the Euro-Rate and (ii) at the end of the then current Euro-Rate Interest Period for each such Euro-Rate Portion, such Euro-Rate Portions shall automatically be converted to the Base Rate Portion, and thereafter the interest rate shall be calculated in accordance with the initial sentence of this Section 2.08(d).

               (e) Interest Periods; Limitations on Elections.  At any time
                   ------------------------------------------
when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to all or any portion of the outstanding Loans, it shall elect one or more Euro-Rate Interest Periods as the case may be. All the foregoing, however, is subject to the following:

                   (i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Euro-Rate Interest Period shall end on the next preceding Business Day; and

                   (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month.

Elections by the Borrower of the Euro-Rate Option shall be subject to the following limitations:

                   (v) The Euro-Rate Portion for each Euro-Rate Interest Period shall be in an aggregate principal Equivalent Amount of $5,000,000 or more; provided, however, that each increment in excess of $5,000,000 shall be
      --------  -------
$1,000,000 or an integral multiple thereof;

                   (w) No Euro-Rate Interest Period may be elected at any time that a Default or an Event of Default shall have occurred and be continuing;

                   (x) No Euro-Rate Interest Period may be elected which would end later than the relevant Expiration Date;

                   (y) No Euro-Rate Interest Period may be elected with regard to amounts outstanding which would be in excess of the Revolving Credit Commitment; and

                   (z) At no time may there be more than eight (8) separate Euro-Rate Interest Periods in effect.

               (f) Election, Renewal or Conversion of Interest Rate Options.
                   --------------------------------------------------------
Elections or renewals of, or conversions to, the Base Rate Option shall continue in effect until converted or renewed as hereinafter provided. Elections or renewals of, or conversions to, the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Euro-Rate Interest Period. At any time with respect to the Base Rate Portion or at the expiration of the applicable Euro-Rate Interest Period with respect to any Euro-Rate Portion, the Borrower may cause (subject to Subsection 2.08(e)) all or any part of the principal amount of such Portion to be converted to, or to be renewed under, the Euro-Rate Option by notice to the Agent as hereinafter provided. Such notice
(i) shall be irrevocable, (ii) shall be given not later than noon (Pittsburgh, Pennsylvania time) in the case of a conversion to or renewal of, either in whole or in part, the Euro-Rate Option, not less than three (3) Business Days prior to the proposed effective date for such conversion or renewal, and (iii) shall set forth:

                   (A) the effective date of such conversion or renewal, which shall be a Business Day;

                   (B) the new Euro-Rate Interest Period(s) selected; and

                   (C) with respect to each such Euro-Rate Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion as to which no notice of conversion or renewal has been received shall automatically be converted to the Base Rate Option. The Agent shall promptly notify the Borrower and the Lenders of any such automatic conversion.

               (g) Notification of Election of an Interest Rate Option.  The
                   ---------------------------------------------------
Borrower, by an Authorized Officer, shall notify the Agent of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the Loans then outstanding to be allocated to each Interest Rate Option and, where relevant, the Euro-Rate Interest Periods as provided for in this Agreement. Any such communication may be oral or written and if oral it shall be followed promptly by written confirmation of such Interest Rate Option election executed by an Authorized Officer of the Borrower.

               (h) Calculation of Interest. Interest on the Base Rate Portion
                   -----------------------
shall be calculated on the basis of a 365 or 366 day year, as the case may be, and the actual days elapsed. Interest on each Euro-Rate Portion shall be calculated on the basis of a 360-day year and the actual days elapsed. The calculation of the amount of interest due and owing to the Lenders shall be evidenced by posting the amount of interest due under the Revolving Credit Notes to the Loan Account established by the Agent pursuant to Section 2.15.

               (i) Lawful Interest Rates Intended.  In no event whatsoever
                   ------------------------------
shall the interest rates charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that any Lender has received interest hereunder in excess of the highest applicable rate, such Lender shall promptly refund such excess to the Borrower, or at such Lender's option, apply such excess in reduction of the principal balance of the Obligations owing to the affected Lender.

          2.09 Prepayments: Allocation of Repayments.
               -------------------------------------

               (a) Elimination of Overadvance.  If at any time the aggregate
                   --------------------------
amount of all outstanding Revolving Credit Loans, the aggregate Stated Amount of outstanding Letters of Credit, the aggregate amount of Unreimbursed Letter of Credit Draws and accrued interest, fees and expenses exceeds the lesser of the aggregate amount of the Revolving Credit Commitments and the Borrowing Base, the Borrower will immediately make a prepayment sufficient to eliminate that overadvance. Any prepayments required by this clause (a) shall be applied to Loans subject to the Base Rate Option up to the full amount thereof before they are applied to Loans subject to a Euro-Rate Option; provided, however, that the Borrower shall not be required to prepay any part of a Loan subject to a Euro-Rate Option until the last day of the applicable Euro-Rate Interest Period as long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Agent for the benefit of the Lenders and the Issuing Bank, to be applied to the prepayment of the Loan on the last day of such Euro-Rate Interest Period.

               (b) Prepayments of Base Rate Portion.  The Borrower, upon oral or
                   --------------------------------
written notice to the Agent by an Authorized Officer of Borrower given not later than 12:00 noon, Pittsburgh time, on the proposed date for prepayment, may prepay without penalty or premium any or all of the Base Rate Portion; provided,
                                                                       --------
that any such prepayment shall be in the minimum amount of $500,000. Any oral notice of election hereunder shall be followed immediately by written confirmation of such prepayment election executed by an Authorized Officer of Borrower.

               (c) Prepayments of Euro-Rate Portions.  Except as otherwise
                   ---------------------------------
provided in Section 2.10(c), the Borrower, upon oral or written notice to the Agent by an Authorized Officer of Borrower given at least three (3) Business Days prior to the proposed date for repayment, may prepay, all or any part of such Euro-Rate Portion; provided, that
                                                                  --------
any such prepayment shall be in the minimum amount of $1,000,000. If such Euro-Rate Portion is prepaid on the last day of the Euro-Rate Interest Period applicable thereto, such prepayment shall be without premium or penalty. If the Borrower prepays a Euro-Rate Portion other than on the last day of the Euro-Rate Interest Period applicable thereto, the Borrower agrees to pay, in addition to the other amounts set forth in this Section 2.09(b), such additional amounts as may be necessary to compensate each Lender for any direct loss and any direct or indirect costs, including the costs of reemployment of funds prepaid at rates lower than the cost to such Lender of such funds. Such losses and costs shall be specified in writing to the Borrower by the affected Lenders (and such specifications shall set forth in reasonable detail the calculation of such losses and costs) and such specifications shall, absent manifest error, be binding and conclusive on the Borrower. Such prepayment shall include the then outstanding principal Equivalent Amount in Dollars of the Euro-Rate Portion being prepaid together with accrued interest, fees and other amounts then due and payable on the amount prepaid, to the day of such prepayment. Except as provided in this Section 2.09(b), there shall be no voluntary prepayment of any Euro-Rate Portion.

               (d) Allocation of Repayments of Principal.  Except as otherwise
                   -------------------------------------
specified by the Borrower, any voluntary prepayment pursuant to this Section
2.09 shall be applied first to the repayment of any Euro-Rate Portion of the Loans for which its associated Euro-Rate Interest Period expires on the date of such payment, second, to the reduction of the Base Rate Portion of the Loans, and third, to the reduction of such Euro-Rate Portions of the Loans as directed by the Borrower, and if the Borrower fails to give such directions, or if a Default or Event of Default has occurred and is continuing, to the reduction of such Euro-Rate Portions of the Loans as the Agent may select in its sole and absolute discretion. Any reduction in any Euro-Rate Portion on a date other than the date on which its associated Euro-Rate Interest Period expires may result in a funding loss for which the Borrower shall owe the Lenders an indemnity payment pursuant to Section 2.09(b).

          2.10 Yield Protection.
               ----------------

               (a) If any change subsequent to the Closing Date in any Law or in the interpretation or application thereof by any Official Body or in the compliance with any guideline or request from any Official Body, shall make it unlawful for any Lender to maintain or give effect to its obligations as contemplated under the Revolving Credit Commitment, such Lender shall notify the Borrower and the Agent in writing of its determination of such unlawfulness and an explanation thereof. Thereafter, such Lender's obligation to make available any further Loans hereunder shall forthwith be canceled and the Borrower, within thirty (30) days, or within such longer period as may be allowed by Law, if any, shall repay to such Lender so affected its Ratable Share of the outstanding principal amount of all Loans, together with interest thereon to the date of repayment and fees, if any, due as of the date of termination; provided,
                                                               --------
however, that the affected Lender's obligations which are lawful, if severable
-------
from those which are unlawful, shall continue, and with respect to those obligations, this Agreement shall not terminate.

               (b) If any Law issued after the Closing Date (including, without limitation, Regulation D of the Federal Reserve Board), or if any change on or after the Closing Date in any Law (including, without limitation, Regulation D) or in the interpretation thereof by any Official Body charged with the administration thereof, shall

                   (i) subject any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of such Lender and payable to (A) any governmental or taxing authority in the United States of America, any state or any municipality thereof, (B) the jurisdiction under the laws of which the Agent or such Lender is organized, or in which its principal executive office may be located, or in which it is doing business, or any nation within which such jurisdiction is located or any political subdivision thereof, or (C) the jurisdiction in which the lending office or other branch or subsidiary of such Lender is located or doing business, or under the laws of which it is organized, or by any nation within which any such jurisdiction is located or any political subdivision thereof);

                   (ii) change the basis of taxation of any Lender with respect to payments of principal or interest or other amounts due hereunder (other than any change which affects, and only to the extent that it affects, the taxation based upon the income of such Lender by (A) the United States, any state or any municipality thereof; (B) the jurisdiction under the laws of which the Agent or such Lender is organized, or in which its principal executive office may be located, or in which it is doing business, or any nation within which such jurisdiction is located or any political subdivision thereof, or (C) the jurisdiction in which the lending office or other branch or subsidiary of such Lender is located or doing business, or under the laws of which it is organized, or by any nation within which any such jurisdiction is located or any political subdivision thereof);

                   (iii) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by any Lender (other than such requirements which result solely from a change in the credit quality of the Borrower or which are included in the determination of the applicable rate of interest hereunder); or

                   (iv) impose upon any Lender any other obligation or condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to any Lender, to decrease the yield to any Lender with respect to the Loans or any Letters of Credit, to reduce the income receivable by any Lender or to impose any expenses upon any Lender with respect to the Loans or any Letters of Credit by an amount which any Lender reasonably deems material, then and in any such case:

                         (A) the Lender so affected shall promptly notify the
Borrower and the Agent of the happening of such event;

                         (B) the Borrower shall pay to the affected Lender,
within five (5) Business Days of written demand such amount as shall compensate such Lender for such additional cost or reduced amount, calculated from the date of the notification by such Lender; and

                         (C) the Borrower may pay to such affected Lender the
affected Loan in full without the payment of any additional amount other than on account of such Lender's out-of-pocket losses (including funding losses, if any, as provided in paragraph (c) below) not otherwise provided for in subparagraph
(B) immediately above.

The Lender so affected shall present to the Borrower and the Agent a certificate setting forth such increased cost or reduced amount. Such certificate shall set forth in reasonable detail the calculation of the amount due and such Lender's reasons for invoking the provisions of this Section 2.10(b). Such certificate shall be conclusive evidence of the amount due thereunder except in the case of manifest error in computation.

               (c) The Borrower agrees to indemnify each Lender, on demand, against any direct loss or expense which such Lender may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such Euro-Rate Portions or any part thereof as a consequence of (i) the failure of the Borrower to make a payment on the due date thereof, (ii) the failure of the Borrower to borrow under, convert to or renew under the Euro-Rate Option on the proposed effective date of such borrowing, conversion or renewal, or (iii) the payment, prepayment or conversion by the Borrower of any Euro-Rate Portions for any reason on a day other than the last day of the applicable Euro-Rate Interest Period. Any Lender's determination of an amount payable under this paragraph (c) shall be conclusive absent manifest error.

                    (d) The foregoing notwithstanding, if the affected Lender can mitigate or eliminate such increased cost or reduced yield by transferring the Loans to another existing lending office of such Lender, such Lender agrees to so transfer the Loans; provided, such transfer would not subject such Lender
                          --------
to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

          2.11 Special Provisions Relating to the Euro-Rate Option.
               ---------------------------------------------------

               (a) Euro-Rate Unascertainable.  In the event that on any date on
                   -------------------------
which a Euro-Rate Option would otherwise be set, the Agent shall have determined (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate, reasonable means do not exist for ascertaining the Euro-Rate, the Agent shall give prompt notice of such determination to the Borrower and the Lenders. Until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist (which notice shall be given promptly following receipt of knowledge thereof by the Agent), the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount therein specified.

               (b) Inability to Offer Euro-Rate.  In the event that any Lender
                   ----------------------------
shall determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to such Euro-Rate Portions which would enable such Lender to fund such Euro-Rate Portions, then such Lender shall notify the Borrower and the Agent that the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option, shall be suspended with respect to such Lender. Such notice shall set forth in reasonable detail such Lender's reasons for invoking the provisions of this
Section 2.11(b). Following notification of the suspension of the Euro-Rate Option with respect to such Lender, the Borrower agrees to negotiate with such Lender for a modified or alternative fixed rate of interest, which shall allow such Lender to realize its anticipated and bargained-for yield. In the event that the Borrower and such Lender cannot agree on a modified or alternative fixed rate of interest, any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein attributable to such Lender.

               (c) Illegality.  If any Lender shall determine in good faith
                   ----------
(which determination shall be final and conclusive) that compliance with any Law (whether or not having the force of law) or the interpretation or application thereof by any Official Body, has made it unlawful or impractical for such Lender to make or maintain the Loans under the Euro-Rate Option, such Lender shall give notice of such determination to the Borrower and the Agent, which notice shall set forth in reasonable detail such Lender's reasons for invoking the provisions of this Section 2.11(c). Notwithstanding any provision of this Agreement to the contrary, unless and until such Lender shall have given notice to the Borrower and the Agent that the circumstances giving rise to such determination no longer apply (which notice shall be given promptly following receipt of knowledge thereof by such Lender):

                   (i) with respect to any Euro-Rate Interest Periods thereafter commencing, interest in an amount equal to such Lender's Ratable Share of the corresponding Euro-Rate Portion shall be computed and payable under the Base Rate Option; and

                   (ii) on such date, if any, as shall be required by law, an amount equal to such Lender's Ratable Share of any Euro-Rate Portion, as the case may be, then outstanding shall be automatically converted to the Base Rate Option and the Borrower shall pay to such Lender the accrued and unpaid interest on such amounts to (but not including) such conversion date.

The Borrower shall pay any such Lender any additional amounts reasonably necessary to compensate such Lender for any costs incurred by such Lender as a result of any conversion pursuant to clause (ii) above which occurs on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by them to loan or maintain the lending of the Loans so converted.

Such Lender shall furnish to the Borrower and the Agent a certificate as to the amount necessary to compensate it for such costs, which certificate shall set forth in reasonable detail the calculation of the amount due. Such certificate shall constitute conclusive evidence of the amount due thereunder absent any manifest error in computation. The Borrower shall pay such amount to such Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

               (d) The foregoing notwithstanding, if the affected Lender can continue to offer the Euro-Rate Option to the Borrower by transferring the Loans to another existing lending office of such Lender, such Lender agrees to so transfer the Loans; provided, such transfer would not subject such Lender to any
                    --------
unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

          2.12 Capital Adequacy.  If after the Closing Date (a) any adoption of
               ----------------
or any change in or in the interpretation by an Official Body of any Law or (b) compliance with any Law, guideline or request of any Official Body exercising control over banks or financial institutions generally or any court (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender other than those resulting solely from a change in the credit quality of the Borrower (a "Capital Adequacy Event"), and the result of such Capital Adequacy Event is to reduce the rate of return on capital of such Lender or any corporation controlling such Lender as a consequence thereof to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, such Lender shall promptly deliver to the Borrower and the Agent a statement of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to the commitments under this Agreement or any of the Loan Documents (the "Capital Compensation Amount"). Each Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each Lender shall, from time to time, furnish to the Borrower and the Agent a certificate setting forth the amount so determined and the calculations of such amount. Such certificate shall constitute conclusive evidence of the amount due thereunder absent any manifest error in computation. Such amount shall be due and payable by the Borrower to such Lender ten (10) days after such notice is given. As soon as practicable after any Capital Adequacy Event, such Lender shall submit to the Borrower and the Agent estimates of the Capital Compensation Amounts that would be payable as a function of such Lender's Revolving Credit Commitment hereunder.

          2.13 Utilization of Commitments in Optional Currencies.
               -------------------------------------------------

               (a) Periodic Computations of Dollar Equivalent Amounts of Loans
                   -----------------------------------------------------------
and Letters of Credit Outstanding.  The Agent shall determine the Dollar
---------------------------------
Equivalent amount of (i) proposed Loans or Letters of Credit to be denominated in an Optional Currency as of the date of the requested disbursement or date of issuance, as the case may be, (ii) outstanding Loans or Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), a "Computation Date").

               (b) Notices From Lenders That Optional Currencies Are
                   -------------------------------------------------
Unavailable To Fund New Loans.  The Lenders shall be under no obligation to
-----------------------------
make the Loans or issue the Letters of Credit requested by the Borrower which are denominated in an Optional Currency if any Lender notifies the Agent by 5:00 p.m., Pittsburgh time, four (4) Business Days prior to the borrowing or issuance date for such Loans or Letters of Credit that such Lender cannot provide its share of such Loans in such Optional Currency. In the event the Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Agent shall notify the Borrower no later than 12:00 noon, Pittsburgh time, three (3) Business Days prior to the disbursement for such Loans or the issuance of such Letter of Credit that the Optional Currency is not then available for such Loans or such Letters of Credit, and the Agent shall promptly thereafter notify the Lenders of the same. If the Borrower receives a notice described in the preceding sentence, the Borrower may, by notice to the Agent not later than 5:00 p.m., Pittsburgh time, three (3) Business Days prior to the borrowing or issuance date for such Loans or such Letters of Credit, withdraw the Loan Request for such Loans or the issuance of such Letters of Credit. If the Borrower withdraws such Loan Request, the Agent shall promptly notify each Lender of the same and the Lenders shall not make such Loans or issue such Letters of Credit. If the Borrower does not withdraw such Loan Request before such time, (i) the Borrower shall be deemed to have requested that (A) the Loans referred to in its Loan Request shall be made in Dollars in an amount equal to the Dollar Equivalent amount of such Loans and (B) the Letters of Credit referred to in its Loan Request shall be issued in Dollars in an amount equal to the Dollar Equivalent amount of such Letters of Credit and shall bear interest under the Base Rate Option, and (ii) the Agent shall promptly deliver a notice to each Lender stating: (A) that such Loans or such Letters of Credit shall be made in Dollars and the Loans shall bear interest under the Base Rate Option,
(B) the aggregate amount of such Loans or such Letters of Credit, and (C) such Lender's Ratable Share of such Loans or such Letters of Credit.

               (c) Notices from Lenders that Optional Currencies Are
                   -------------------------------------------------
Unavailable to Fund Renewals of Euro-Rate Option Loans.  If the Borrower
------------------------------------------------------
delivers a Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Portion of Loans or Letters of Credit denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Agent a notice by 5:00 p.m., Pittsburgh time, four (4) Business Days prior to effective date of such renewal that such Lender cannot continue to provide Loans or Letters of Credit in such Optional Currency. In the event the Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Agent shall notify the Borrower no later than 12:00 noon, Pittsburgh time, three (3) Business Days prior to the renewal date that the renewal of such Loans or such Letters of Credit in such Optional Currency is not then available, and the Agent shall promptly thereafter notify the Lenders of the same. If the Agent shall have so notified the Borrower that any such continuation of Loans denominated in an Optional Currency or Letters of Credit issued in an Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans denominated in an Optional Currency or Letters of Credit issued in an Optional Currency shall be re-denominated into Base Rate Loans or Letters of Credit in Dollars with effect from the last day of the Interest Period with respect to any such Loans denominated in an Optional Currency or Letters of Credit issued in an Optional Currency. The Agent shall promptly notify the Borrower and the Lenders of any such re-denomination, and in such notice, the Agent shall state the aggregate Dollar Equivalent amount of the re-denominated Loans denominated in an Optional Currency or Letters of Credit issued in an Optional Currency as of the Computation Date with respect thereto and such Lender's Ratable Share thereof.

               (d) Requests for Additional Optional Currencies.  The Borrower
                   -------------------------------------------
may deliver to the Agent a written request that Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specifically identified in the definition of "Optional Currency"; provided that such currency must be freely traded in the
                     --------
offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the applicable interbank market. The Agent shall promptly notify the Lenders of any such request promptly after the Agent receives such request. Each Lender may grant or deny such request in its sole discretion. The Agent shall promptly notify the Borrower of the acceptance or rejection by each of the Lender of the Borrower's request. The requested currency shall be approved as an Optional Currency only if the Required Lenders approve the Borrower's request.

               (e) Optional Currency Fee.  The Borrower shall pay to the Agent
                   ---------------------
in Dollars for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to Loans denominated in an Optional Currency or Letters of Credit issued in an Optional Currency as the Agent may generally charge or incur in connection with the funding, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Loans denominated in an Optional Currency or Letters of Credit issued in an Optional Currency.

               (f) Currency Repayments.  Notwithstanding anything contained
                   -------------------
herein to the contrary, the entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or
                             --------  -------
illegal for the Borrower to effect payment of a Loan in the Optional Currency in which such Loan was made, or if the Borrower defaults in its obligation to do so, the Lenders may at their option permit such payment to be made (i) at and to a different location, Subsidiary, Affiliate or correspondent of the Agent, or
(ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Lenders may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrower shall make such payment and the Borrower agrees to hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrower hereunder, the Borrower's obligations under this Section 2.13 shall survive termination of this Agreement.

               (g) Optional Currency Amounts. Notwithstanding anything contained
                   -------------------------
herein to the contrary, the Agent may, with respect to notices by the Borrower for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Disbursement, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Agent shall promptly notify the Borrower and the Lenders of such rounded amounts and the Borrower's request or notice shall thereby be deemed to reflect such rounded amounts.

               (h) Currency Fluctuations.  If on any Computation Date the sum
                   ---------------------
of the Dollar Equivalent of all Loans and the Stated Amount of all Letters of Credit is greater than the sum of the Revolving Credit Commitments, as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Agent shall notify the Borrower of the same. Within one (1) Business Day after receiving such notice, the Borrower shall either (i) pay or prepay (subject to the Borrower's indemnity obligations under this Agreement) Loans denominated in an Optional Currency and Letters of Credit issued in an Optional Currency or (ii) pay or prepay Loans denominated in Dollars (subject to the Borrower's indemnity obligations under this Agreement), in either case in amounts such that the sum of the Dollar Equivalent of all Loans and the Stated Amount of all Letters of Credit and all Unreimbursed Letter of Credit Draws does not exceed the Revolving Credit Commitments, all after giving effect to such payments or prepayments.

               (i) European Monetary Union.
                   -----------------------

                   (i) (A) If, as a result of the implementation of the European monetary union, any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency (the "Euro") or (B) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Required Lenders shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing the European monetary union. Prior to the occurrence of the event or events described in clause (A) or (B) of the preceding sentence, each amount payable hereunder in any Optional Currency shall, except as otherwise provided herein, continue to be payable only in that Optional Currency.

                   (ii) The Borrower shall, at the request of any Lender, compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the implementation of the European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of the Lender setting forth the Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrower, and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                    (iii) The parties hereto shall, at the time of or at any time following the implementation of the European monetary union, use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such monetary union, to permit (if feasible) the Euro to qualify as an Optional Currency under the terms and conditions of the definition of such term and to place the parties hereto in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Optional Currencies it replaced.

          2.14 Market Presumption.  For all purposes of this Agreement and each
               ------------------
Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Lender and the Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless whether it did so or not; and, each Lender's and the Agent's determination of amounts payable under, and actions required or authorized by this Agreement shall be calculated, at each Lender's and the Agent's option, as though each Lender and the Agent funded each Portion of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, regardless of whether in fact that is the case.

          2.15 Loan Account.  The Agent shall open and maintain on its books a
               ------------
Loan Account in the name of the Borrower, with respect to (a) Loans made, repayments and prepayments of the principal thereof, and the computation and payment of interest thereon, (b) Letters of Credit issued, or participated in, as the case may be, and draws and reimbursements thereon or thereof, and (c) the computation and payment of the Fees due hereunder to the Lenders, the Issuing Bank and the Agent, and the computation of other amounts due and sums paid to the Agent hereunder. Upon the request of the Borrower to the Agent, the Agent shall promptly furnish to the Borrower a statement of the Loan Account. The failure to record any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to repay all amounts owed hereunder and thereunder together with all interest accrued thereon and all other fees and charges provided herein. The Loan Account shall be conclusive evidence as to the amount at any time due to the Lenders, the Issuing Bank and the Agent from the Borrower except in the case of manifest error.

          2.16 All Advances to Constitute One Loan.  Notwithstanding the
               -----------------------------------
limitations set forth herein, all Loans and all other Obligations shall constitute one loan and all Indebtedness and obligations of the Borrower to the Lenders under this Agreement and all other Loan Documents shall constitute a general obligation of the Borrower. All of the rights of the Agent, the Issuing Bank, the Lenders and the Borrower set forth in this Agreement and the other Loan Documents shall apply to any amendment or modification of or supplement to this Agreement and the other Loan Documents.

          2.17 Use of Proceeds.  The proceeds of the Loans shall be used
               ---------------
exclusively (a) to pay interest, Fees and other costs, and expenses hereunder and under the other Loan Documents, (b) to repay any Unreimbursed Letter of Credit Draw (c) to implement a restructuring, including initial public offerings of securities of some Subsidiaries, investments in certain other companies and the sale of one or more other lines of business (d) for working capital, acquisitions and general corporate purposes of the Borrower and its Subsidiaries. No proceeds of any Loan may be used for any purpose which contravenes applicable law or any provision of any Loan Document.

          2.18 Letter of Credit Subfacility.
               ----------------------------

               (a) Availability.  At the request of the Borrower, the Issuing
                   -------------
Bank shall issue for the account of the Borrower and its Subsidiaries, on the terms and conditions set forth below, (including without limitation Article V hereof), one or more Letters of Credit in Dollars or Optional Currency; provided, however, no Letter of Credit shall have an expiry date later than the
--------  -------
earlier of twelve (12) months from the date of issuance or fifteen (15) days prior to the Expiration Date; and provided, further, however, that in no event
                                  --------  -------  -------
shall (i) the Dollar Equivalent of the Stated Amount of the Letters of Credit issued pursuant to this Section 2.18 exceed, at any one time, Fifteen Million Dollars ($15,000,000) minus the unpaid balance of any unreimbursed Letter of
                      -----
Credit Draws, or (ii) the Dollar Equivalent sum of aggregate outstanding principal balance of the Loans, the aggregate unpaid balance of any Unreimbursed Letter of Credit Draws and the aggregate Stated Amount of the Letters of Credit issued by the Issuing Bank under this Section 2.18 exceed, at any one time, the aggregate Revolving Credit Commitments.

               (b) Fees.
                   -----

                   (i) The Borrower shall pay (A) to the Issuing Bank for its own account a fronting fee (the "Fronting Fee") in connection with the Letters of Credit as described in the Agent's Letter, (B) to the Agent for the ratable account of the Lenders a fee (the "Standby Letter of Credit Fee"), as determined below, on the aggregate daily (computed at the opening of business and on the basis of a year of 360 days and actual days elapsed) Stated Amount of the outstanding Standby Letters of Credit for the period in question, and (C) to the Agent for the ratable account of the Lenders a fee (the "Commercial Letter of Credit Fee") equal to the then current standard fee charged by the Issuing Bank for the issuance of Commercial Letters of Credit (the Standby Letter of Credit Fee and the Commercial Letter of Credit Fee shall be collectively referred to as the "Letter of Credit Fee"). The Letter of Credit Fee and the Fronting Fee shall be payable (x) quarterly in arrears on the last Business Day of each Fiscal Quarter occurring during the term of this Agreement, (y) on the Expiration Date or (z) upon acceleration of the Notes. Any issuance of an amendment to extend the stated expiration date of a Letter of Credit or an amendment to increase the Stated Amount of a Letter of Credit shall be treated as an issuance of a new Letter of Credit for purposes of calculation of the Letter of Credit Fee and the Fronting Fee due and payable hereunder. After the occurrence of an Event of Default and during the continuation thereof, the rate at which the Letter of Credit Fee is calculated shall be increased by two percent (2%) above the pre-default rate.

                    (ii) The Borrower shall also pay to the Issuing Bank for the Issuing Bank's own account the Issuing Bank's customary documentation fees payable with respect to the Letters of Credit as the Issuing Bank may generally charge from time to time. Without limitation, the foregoing shall include all charges and expenses paid or incurred by the Issuing Bank in connection with any Letter of Credit, including without limitation: (A) correspondents' charges, if any, (B) any and all reasonable out-of-pocket expenses and charges of the Issuing Bank in connection with the performance, administration, interpretation, collection and enforcement of this Agreement and any Letter of Credit, including all reasonable legal fees and expenses, and (C) any and all applicable reserve or similar requirements and any and all premiums, assessments, or levies imposed upon the Issuing Bank by any Official Body.

                    (iii) If by reason of (A) any change in any Law or any change in the interpretation or application by any judicial or regulatory authority of any Law which occurs after the date hereof or (B) compliance by the Issuing Bank with any direction, request or requirement which occurs after the date hereof (whether or not having the force of law) of any Official Body:

                          (1) the Issuing Bank shall be subject to any tax (
other than any tax imposed upon or in respect of the income of such Lender or its lending office and payable to (i) the United States or any political subdivision thereof, (ii) the jurisdiction under the laws of which the Agent or such Lender is organized, or in which its principal executive office may be located, or in which it is doing business, or any nation within which such jurisdiction is located or any political subdivision thereof or (iii) the jurisdiction in which the lending office or other branch or subsidiary of such Lender is located or doing business, or under the laws of which it is organized, or by any nation within which any such jurisdiction is located or any political subdivision thereof), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.18, whether directly or by such being imposed on or suffered by the Issuing Bank;

                          (2) any reserve, deposit or similar requirement is or
shall be applicable, imposed or modified in respect of the Letters of Credit; or

                          (3) there shall be imposed on the Issuing Bank any
other condition regarding this Section 2.18 or the Letters of Credit;

and if the result of any of the foregoing is to directly or indirectly increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by, the Issuing Bank, the Issuing Bank may, at any time after the additional cost is incurred or the amount receivable is reduced, notify the Borrower and the Agent, and the Borrower shall pay on demand such amounts as the Issuing Bank may specify to be necessary to compensate the Issuing Bank for such additional cost or reduced receipt, together with interest on such amount from the date of the notice of such event which results in such increased cost or reduction in amount receivable until payment in full thereof at a rate equal at all times to the Base Rate. The determination by the Issuing Bank of any amount due pursuant to this

Subsection 2.18(b)(iii) as set forth in a certificate setting forth the calculation thereof, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

For purposes of this Agreement, the term "Standby Letter of Credit Fee" shall mean two percent (2%) per annum.

               (c) Participation by Lenders.  Immediately upon the issuance of
                   -------------------------
each Letter of Credit and each increase in the Stated Amount thereof, each Lender shall irrevocably purchase and shall be deemed to have irrevocably purchased from the Issuing Bank an undivided, full risk, non-recourse participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Issuing Bank is required for any reason to refund or repay to the Borrower, any guarantor or any other Person all or any portion of any amount remitted to the Issuing Bank pursuant to this Agreement, the Lenders shall promptly remit to the Issuing Bank, upon three (3) Business Days' demand therefor, their respective Ratable Shares of the amount which is so refunded or repaid.

               (d) Legal Restrictions.  In the event any restrictions are
                   -------------------
imposed upon the Issuing Bank or any of the Lenders by any Law or any Official Body having jurisdiction over the banking activities of the Issuing Bank or any Lender which would prevent the Issuing Bank from issuing the Letters of Credit or amending the Letters of Credit or would prevent any Lender from honoring its obligations under this Section 2.18, the commitment of the Issuing Bank to issue the Letters of Credit or enter into any amendment with respect thereto shall be immediately suspended. If any Lender believes any such restriction would prevent such Lender from honoring its obligations under this Section 2.18, it shall promptly notify the Agent. The Agent shall promptly notify the Borrower, the Issuing Bank and the other Lenders of the existence and nature of (i) any restriction which would cause the suspension of the commitment of the Issuing Bank to issue the Letters of Credit or to enter into amendments with respect thereto and (ii) any restriction which would prevent any Lender from honoring its obligations under this Section 2.18. The Borrower shall thereupon undertake reasonable efforts to obtain the cancellation of all outstanding Letters of Credit; provided, however, that the refusal of any beneficiary of a Letter of
        --------  -------
Credit to surrender such Letter of Credit shall not be an Event of Default hereunder, provided that the Borrower shall undertake good faith efforts to obtain substitute letters of credit for the then existing and outstanding Letters of Credit. Nothing contained in this Section 2.18 shall be deemed a termination of the Revolving Credit Commitments and, in the event of a suspension of the commitment of the Issuing Bank to issue Letters of Credit as set forth above, the Borrower may continue to borrow under the Revolving Credit Commitments subject to the requirements of Section 5.02.

               (e) Issuance.  When the Borrower desires the issuance of a Letter
                   ---------
of Credit, the Borrower shall deliver a duly completed Application for Letter of Credit to the Issuing Bank, with a copy to the Agent, no later than 11:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Upon satisfaction of the conditions set forth in Section 5.01, if applicable, and Section 5.02, the Issuing Bank shall be obligated to issue the Letter of Credit and shall notify the Agent and each Lender of such issuance. In determining whether to pay under a Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of the Letter of Credit.

               (f) Reimbursement.  In the event of any request for drawing
                   --------------
under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrower and the Agent, and the Borrower shall reimburse, or cause the reimbursement of, the Issuing Bank on demand as set forth in the applicable Application for Letter of Credit in an amount in same day funds equal to the amount of such drawing; provided, however, that unless the Borrower shall
                               --------  -------
have notified the Agent and the Issuing Bank prior to such time that the Borrower intends to reimburse the Issuing Bank for all or a portion of the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Loan Request to the Agent requesting the Lenders to make Loans on the first Business Day immediately following the date on which such drawing is honored in an aggregate amount equal to the excess of the amount of such drawing over the amount received by the Issuing Bank from such other funds in reimbursement thereof (the "Unreimbursed Letter of Credit Draw"), plus accrued interest on such amount at the rate set forth in Subsection 2.08. Any such Loan shall be deemed advanced to the Borrower. If the Borrower shall be deemed to have given a Loan Request, then, subject to satisfaction or waiver of the conditions specified in Section 5.02, the Lenders shall, all as set forth in
Section 2.18(g) hereof, on the first Business Day immediately following the date of such drawing, make Loans in the aggregate amount of the Unreimbursed Letter of Credit Draw plus accrued interest on such amount at the applicable rate set forth in Section 2.08. The proceeds of any such Loans shall be applied directly by the Agent upon receipt from the Lenders to reimburse the Issuing Bank for the Unreimbursed Letter of Credit Draw plus accrued interest on such amount. The foregoing shall not limit or otherwise affect the obligation of the Borrower to reimburse the Issuing Bank on demand.

               (g) Disbursements by Lenders.  In the event that the Borrower
                   -------------------------
fails to reimburse the Issuing Bank on demand as provided in the applicable Application for Letter of Credit and Section 2.18(f) above in an amount equal to the amount of any drawing honored by the Issuing Bank under a Letter of Credit plus accrued interest, the Issuing Bank shall promptly notify the Agent and each Lender of the Unreimbursed Letter of Credit Draw plus accrued interest on such amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 noon, Pittsburgh time, on the first Business Day after the date specified in such notice by the Issuing Bank. In the event that any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.18(g), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Base Rate plus one-half percent 0.5%. Nothing in this Section 2.18(g) shall be deemed to prejudice the right of any Lender to recover its Ratable Share of the Unreimbursed Letter of Credit Draw from the Issuing Bank pursuant to this Section 2.18(g) in the event that it is determined by a court of competent jurisdiction that payment with respect to a Letter of Credit by the Issuing Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.18(g) with respect to a Letter of Credit such other Lender's Ratable Share of all payments received by the Issuing Bank from the Borrower in reimbursement of drawing honored by the Issuing Bank under the Letter of Credit when such payments are received.

               (h)  Reimbursement Obligations Absolute.  The obligations of the
                    -----------------------------------
Borrower under this Agreement to reimburse the Issuing Bank for all drawings upon the Letters of Credit shall be absolute, unconditional and irrevocable, and shall not be subject to any right of set-off or counterclaim and shall be paid or performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Loan Documents;

                    (ii) any amendment or waiver of any provision of all or any of the Loan Documents;

                    (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent or any Lender (other than the defense of payment to the Issuing Bank in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, the Loan Documents or any transaction contemplated hereby or thereby or any unrelated transaction;

                    (iv) any draft, demand, certificate, statement or document presented under any Letter of Credit, appearing on its face to be valid and sufficient, but proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                    (v) payment by the Issuing Bank under any Letter of Credit against presentation of any document which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

                    (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, not resulting from gross negligence or willful misconduct of the Issuing Bank; and

                    (vii) the fact that a Default or Event of Default shall have occurred and be continuing.

               (i)  Documentation.  This Agreement is intended to supplement
                    --------------
each Application for Letter of Credit executed by the Borrower and delivered to the Issuing Bank.

Whenever possible this Agreement is to be construed as consistent with each Application for Letter of Credit but, to the extent that the provisions of this Agreement and each Application for Letter of Credit conflict, the terms of this Agreement shall control.

               (j) Participation Obligations Absolute.  Notwithstanding any
                   ----------------------------------
other provision of this Agreement, the obligation of each Lender to participate in each Letter of Credit issued in accordance herewith and to make the payments to be made by it under this Section 2.18 is absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

               (k) Indemnification.  In addition to amounts payable as elsewhere
                   ----------------
provided in this Section 2.18, the Borrower shall protect, indemnify, pay and save the Agent or the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent or the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or any amendment thereto, other than as a result of the gross negligence or willful misconduct of the Agent or the Issuing Bank as determined by a court of competent jurisdiction, (ii) the failure of the Issuing Bank to honor a draw under any Letter of Credit if the Issuing Bank in good faith and upon advice of counsel believes that it is prohibited from making such payment as a result of any requirement of Law or of any Official Body, or (iii) any material breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, any document related to the issuance or any amendment of the Letters of Credit. If any proceeding shall be brought or threatened against the Agent or the Issuing Bank by reason of or in connection with any event described in clauses (i) through (iii) above, the Agent shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel and payment of all costs of litigation. Notwithstanding the preceding sentence, the Agent and the Issuing Bank shall have the right to employ its own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel shall be at the expense of the Agent or the Issuing Bank, as the case may be, unless (x) the employment of such counsel shall have been authorized in writing by the Borrower, (y) the Borrower, after the aforementioned notice of the action, shall not have employed counsel to have charge of such defense or (z) if the position of the Borrower is adverse or contrary to the position advocated by the Agent or the Issuing Bank, as the case may be. In each case described in clauses (x), (y) and (z) immediately above the reasonable fees and expenses of counsel for the Agent or the Issuing Bank, as the case may be shall be borne by the Borrower. The Borrower shall not be liable for any settlement of any such action affected without its consent.

               (l) Limitation on the Issuing Bank's Obligations.  The Issuing
                   ---------------------------------------------
Bank is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Letter of Credit without regard to, and without any duty on the Issuing Bank's part to inquire into, the existence of any disputes or controversies between the Borrower, the beneficiary of any Letter of Credit or any other Person, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any Letter of Credit are true or correct. Furthermore, the Issuing Bank's sole obligation to the Borrower shall be limited to honoring requests for payment made under and in compliance with the terms of any Letter of Credit, the Application for Letter of Credit therefor and this Agreement and the Issuing Bank's obligation remains so limited even if the Issuing Bank may have assisted the Borrower in the preparation of the wording of any Letter of Credit or any documents required to be presented thereunder or that the Issuing Bank may otherwise be aware of the underlying transaction giving rise to any Letter of Credit and this Agreement.

               (m) Acts and Omissions of Beneficiaries.  As between the
                   ------------------------------------
Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the beneficiaries of the Letters of Credit. Without limiting the foregoing, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for or the issuance or amendment of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of a beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a draw under any Letter of Credit or of the proceeds thereof;
(vii) for the misapplication by a beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Law; and (ix) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower by a court of competent jurisdiction to be the result of (x) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of the Letter of Credit, (y) the Issuing Bank's willful misconduct or gross negligence in paying a draw under a Letter of Credit to any Person other than the beneficiary of such Letter of Credit or its lawful successor, representative or assign (or as otherwise directed in writing by the beneficiary of such Letter of Credit) or (z) the Issuing Bank's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary of such Letter of Credit or its lawful successor, representative or assign of a sight draft and certificate or other documents strictly complying with the terms and conditions of such Letter of Credit, unless the Issuing Bank in good faith and upon advice of counsel believes that it is prohibited by law or other legal authority from making such payment. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

               (n) Limitation of Liability.  Except for the Issuing Bank's
                   ------------------------
obligations to issue Letters of Credit hereunder and its obligations under such Letters of Credit, the Issuing Bank shall have no liability to the Borrower from a reduction of the Issuing Bank's credit rating or any deterioration in its financial condition. Without limiting the foregoing provisions, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or the related sight drafts or certificates or documents, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrower.

               (o) Reimbursement of Expenses.  The Borrower shall bear and pay
                   --------------------------
all reasonable expenses of every kind (including all reasonable attorneys' fees) incurred in the enforcement of any of the Issuing Bank's rights under this Agreement or the Letters of Credit, or of any claim or demand by the Issuing Bank against the Borrower, or of any actual or attempted sale, exchange, enforcement, collection, maintenance, retention, insurance, compromise, settlement, release, delivery on trust receipt, or other security agreement, or delivery of any such security, and of the receipt of proceeds thereof, and shall repay to the Issuing Bank any such expenses incurred by the Issuing Bank.

               (p) Subrogation.  Whenever appropriate to prevent unjust
                   ------------
enrichment and to the end that the Borrower shall bear substantially all of the risks relative to any Letter of Credit and the underlying transactions, the Issuing Bank shall be subrogated (for purposes of defending against the Borrower's claims and proceeding against others to the extent of the Issuing Bank's liability to the Borrower) to the Borrower's rights against any Person who may be liable to the Borrower on any underlying transaction, to the rights of any holder in due course or Person with similar status against the Borrower, and to the rights of the beneficiary or its assignee or person with similar status against the Borrower.

               (q) Interpretation.  Except and to the extent inconsistent with
                   ---------------
the specific provisions hereof, this Agreement, each Letter of Credit hereunder and all transactions in connection therewith shall be interpreted, construed and enforced according to: (i) the "Uniform Customs and Practice for Documentary Credits" (1993 Revision), International Chamber of Commerce Publication No. 500 and subsequent revisions thereof which shall supersede inconsistent provisions of applicable law to the extent not prohibited by applicable law and (ii) the laws of the Commonwealth of Pennsylvania, including, without limitation, the Uniform Commercial Code, and excluding conflict of laws rules.

          2.19 Taxes.
               -----

               (a) No Deductions.  All payments made by the Borrower under this
                   -------------
Agreement and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender and all income and franchise taxes applicable to any Lender of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19(a)), each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

               (b) Other Taxes.  In addition to its obligations under Section
                   -----------
2.19(a), the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

               (c) Indemnification for Taxes Paid by a Lender.  The Borrower
                   ------------------------------------------
shall indemnify each Lender for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19(c)) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty
(30) days from the date a Lender makes written demand therefor.

               (d) Certificate.  Within thirty (30) days after the date of any
                   -----------
payment of any Taxes or Other Taxes by the Borrower on behalf of a Lender, the Borrower shall furnish to each Lender, at its address provided in this Agreement, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by the Borrower, the Borrower shall, if so requested by a Lender, provide a certificate of an officer of the Borrower to that effect.

               (e) Withholding.  Each Lender that is not incorporated under the
                   -----------
laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-9, W-8BEN or W-8ECI or successor applicable form, as the case may be on or before the date such Lender becomes a Lender certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United States backup withholding tax. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-9, W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent.

               (f) Survival.  Without prejudice to the survival of any other
                   --------
agreement of the Borrower under this Agreement, the agreements and obligations of the Borrower contained in this Section 2.19 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

          2.20 Payments.  All payments and prepayments to be made in respect of
               --------
principal, interest, Unreimbursed Letter of Credit Draws, Fees, or other amounts due from the Borrower hereunder (except those Optional Currency payments and prepayments made pursuant to Section 2.13(f) hereof) shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable account of the Lenders or Issuing Bank, as the case may be, in Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Lenders or Issuing Bank, as the case may be, in immediately available funds in accordance with the terms and provisions of Section 9.10 of this Agreement. The Agent's, the Issuing Bank's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans, the Unreimbursed Letter of Credit Draws, Fees and other amounts owing under this Agreement and shall be deemed an "account stated," and any conflict between or among the foregoing records shall be resolved by the Agent. Notwithstanding anything herein to the contrary, (a) any administration or underwriting fee paid by the Borrower to the Agent shall be solely for the account of the Agent, (b) any Fronting Fees paid by the Borrower shall be solely for the account of the Issuing Bank and (c) any interest paid on any Unreimbursed Letter of Credit Draw to the extent a Lender has not been required to honor or has not honored its funding obligations pursuant to Section 2.18(g) hereof shall be solely for the account of the Issuing Bank.

          2.21 Judgment Currency.
               -----------------

               (a) Currency Conversion Procedures for Judgments.  If for the
                   --------------------------------------------
purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

               (b) Indemnity in Certain Events.  The obligation of the Borrower
                   ---------------------------
in respect of any sum due from the Borrower to any Lender under this Agreement shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

          2.22 Borrowings to Repay Swing Loans.  PNC Bank may, at its option,
               --------------------------------
exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make available to the Agent, on behalf of PNC Bank, an amount equal to such Lender's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any
                          --------
event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.05 without regard to any of the requirements of that provision. PNC Bank shall provide notice to all of the Lenders (which may be telephonic or written notice by letter, facsimile or telex) of the amount of such Lender's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus accrued interest thereon, to be made available to the Agent on behalf of PNC Bank under this
Section 2.22. The Agent shall promptly provide to each Bank notice of the apportionment thereof among the Banks, and the Banks shall be unconditionally obligated to fund such amount (whether or not the conditions specified in Section 2.05 are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m., Pittsburgh time, on the Business Day next after the date the Banks receive such notice of apportionment from the Agent.

          2.23 Extension of Expiration Date.  If the Borrower completes the
               ----------------------------
Staffing Divestiture on or before ten Business Days before October 1, 2001, and realizes net consideration of at least $80,000,000 in cash and cash equivalents for the divestitures, the Lenders hereby agree to extend the Expiration Date to January 1, 2002. To request the extension, the Borrower will promptly, and in no event later than ten Business Days before October 1, 2001 provide the Agent with all information the Agent requests to demonstrate that the requirements for the extension have been met. Once the Agent issues a written confirmation that the extension has occurred, the definition of "Expiration Date" in the Loan Documents shall mean January 1, 2002 instead of October 1, 2001.


                                  ARTICLE III
                  LOAN DISBURSEMENT ACCOUNT, GUARANTEES, ETC.
                  -------------------------------------------

          3.01 Loan Disbursement Account.  The Borrower shall maintain at all
               -------------------------
times during this Agreement with the Agent, at the Agent's office in Pittsburgh, Pennsylvania, a demand deposit account (the "Loan Disbursement Account"), into which proceeds of Loans and other monies transferred to the Borrower hereunder shall be deposited from time to time. The Loan Disbursement Account shall be in the name of the Borrower and, subject to the other provisions of this Agreement and the other Loan Documents, monies therein shall be disbursed as directed by the Borrower, from time to time. To secure the payment and performance of Obligations, the Borrower hereby pledges and assigns, and grants to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, a lien on and security interest in the Loan Disbursement Account, all funds from time to time deposited or held therein, all interest and other income derived therefrom, and all proceeds of all the foregoing.

          3.02 Designation of Subsidiary Guarantors.  Each Domestic Subsidiary
               -------------------------------------
of the Borrower, whether now in existence or hereafter acquired shall be automatically designated as a Subsidiary Guarantor by the Lenders. Each Domestic Subsidiary designated as a Subsidiary Guarantor shall continue as a Subsidiary Guarantor until released in writing by all of the Lenders. Notwithstanding the foregoing, those Domestic Subsidiaries identified on Schedule 3.02 shall not be designated as Subsidiary Guarantors.

          3.03 Pledge of Subsidiary Interests.  As security for the Obligations,
               -------------------------------
the Borrower shall pledge, and, as applicable, shall cause each of its domestic Subsidiaries to pledge, to the Agent for the benefit of the Lenders (a) one hundred percent (100%) of its ownership interest in each Domestic Subsidiary and
(b) sixty-five percent (65%) of its ownership interest in each of the Borrower's non-Domestic Subsidiaries.

          3.04 Further Cooperation.  The Borrower shall perform, or cause each
               -------------------
other Loan Party to perform, on the reasonable request of the Agent and at the Borrower's expense, such reasonable acts as may be necessary or reasonably advisable to carry out the intent of this Agreement and the other Loan Documents. Without limiting the generality of the preceding sentence, the Borrower shall cause each newly-created or acquired Subsidiary Guarantor to execute and deliver a Subsidiary Guaranty to the Agent within a reasonable period of time following the creation or acquisition of such Subsidiary Guarantor and shall execute and deliver a Pledge Agreement relating to the equity interest in any hereafter acquired or created Subsidiary in accordance with Section 3.03. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable form time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Representations and Warranties.  The Borrower represents and warrants
          ------------------------------
to the Agent, each of the Lenders and the Issuing Bank as follows:

          4.01 Organization and Qualification.
               ------------------------------

               (a) The Borrower is a corporation duly organized and validly subsisting, under the laws of the Commonwealth of Pennsylvania, has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, and is duly licensed or qualified and in good standing in each jurisdiction and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except for those jurisdictions where the Borrower's non-qualification would not result in a Material Adverse Change.

               (b) Each Subsidiary of the Borrower is a corporation, business trust, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; each Subsidiary of the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct; and each Subsidiary of the Borrower is duly licensed or qualified and in good standing in each jurisdiction and except as set forth on Schedule 4.01(b) in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except for those jurisdictions where such Subsidiary's non-qualification would not result in a Material Adverse Change. Schedule 4.01(b) shows, on the Closing Date, each of the jurisdictions in which each Subsidiary is organized and, if applicable, those additional jurisdictions in which it is duly licensed or qualifies to conduct its business.

          4.02 Capitalization and Ownership.  As of December 31, 1999, the
               ----------------------------
authorized capital stock of the Borrower consists of 100,000,000 shares of common stock of which (a) 48,769,008 shares were issued and outstanding and (b) 813,500 shares were issued and held in treasury by the Borrower, and 20,000,000 shares of preferred stock, of which one (1) share was issued and outstanding. All of the capital stock of the Borrower has been validly issued and is fully paid and non-assessable. Except as set forth in Schedule 4.02, there are no options, warrants, conversion rights or other rights outstanding to purchase any such capital stock.

          4.03 Subsidiaries. As of the date hereof, except for the Subsidiaries
               ------------
and investments in other Persons set forth in Schedule 4.03, the Borrower does not own directly or indirectly any capital stock of any other Person, is not a partner (general or limited) of any partnership, is not a party to any joint venture and does not own (beneficially or of record) any equity interest or similar interest in any other Person.

          4.04 Power and Authority.  Each of the Loan Parties has full power to
               -------------------
enter into, execute, deliver, carry out and perform this Agreement and the Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party and all such actions have been duly authorized by all necessary corporate proceedings on its part.

          4.05 Validity and Binding Effect.  This Agreement has been, and each
               ---------------------------
Loan Document, when executed and delivered by the Borrower and each other Loan Party, shall have been, duly and validly executed and delivered by the Borrower or such Loan Party. This Agreement and each of the other Loan Documents executed and delivered by the Borrower and each Loan Party shall constitute legal, valid and binding obligations of the Borrower or such Loan Party, enforceable against the Borrower or such Loan Party in accordance with their respective terms, except to the extent that enforceability of any of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

          4.06 No Conflict. Neither the execution and delivery of this Agreement
               -----------
or the Loan Documents by any Loan Party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof by any Loan Party shall (a) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the articles of incorporation, by-laws or other organizational documents of any Loan Party or (ii) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, which conflict, default or breach would result in a Material Adverse Change, or (ii) result in the creation or enforcement of any Lien upon any property (now or hereafter acquired) of any Loan Party (other than the Permitted Liens).

          4.07 Litigation. Except for the litigation set forth on Schedule 4.07,
               ----------
there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower, at law or in equity, before any Official Body which individually or in the aggregate, if adversely determined, would be likely to result in any Material Adverse Change. Neither the Borrower nor any Subsidiary of the Borrower is in violation of any order, writ, injunction or decree of any Official Body which could be expected to result in any Material Adverse Change.

          4.08 Financial Statements.
               --------------------

               (a)  Financial Statements. The Borrower has delivered to the
                    --------------------
Agent the consolidated annual financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1999 and the quarter ended March 31, 2000. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries in all material respects and the results of their operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP throughout the period included.

               (b)  Accuracy of Financial Statements.  The Borrower and its
                    --------------------------------
Subsidiaries have no material liabilities, contingent or otherwise, that are not disclosed in the financial statements referred to in clause (a) above and that would be required to be disclosed in accordance with GAAP, except for those incurred since the date of such financial statements in the ordinary course of business and, in the case of quarterly financial statements, subject to year end audit adjustments.

          4.09 Margin Stock; Section 20 Subsidiaries. None of the Loan Parties
               -------------------------------------
engages or intends to engage principally, or as one of its important activities, in the business of incurring Indebtedness or extending credit to others (including, without limitation, any of the Subsidiaries of the Borrower) for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of any Margin Regulation). No part of the proceeds of any Loan has been or shall be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others (including, without limitation, any of its Subsidiaries) for the purpose of purchasing or carrying any margin stock or to refund or retire Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the Margin Regulations. The Borrower does not intend to hold, and shall not permit its Subsidiaries to hold, margin stock. None of the Loan Parties intends to use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a
Section 20 Subsidiary.

          4.10 Full Disclosure. Neither this Agreement nor any Loan Document,
               ---------------
nor any certificate, statement, agreement or other document furnished to the Agent, the Issuing Bank or any Lender in connection herewith or therewith, contains any misstatement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, which has not been set forth in this Agreement or the Loan Documents or in the certificates, statements, agreements or other documents furnished in writing to the Agent, the Lenders or the Issuing Bank prior to or at the date hereof in connection with the transactions contemplated hereby and thereby.

          4.11 Tax Returns and Payments. The Borrower is a member of an
               ------------------------
affiliated group of companies which files consolidated federal tax returns. All such federal tax returns that are required by law to be filed have been filed or properly extended. All taxes, assessments and other governmental charges levied upon members of such affiliated group or any of their respective properties, assets, income or franchises which are due and payable have been paid in full other than (a) those presently payable without penalty or interest, (b) those which are being contested in good faith by appropriate proceedings and (c) those which, if not paid, would not, in the aggregate, result in a Material Adverse Change; and as to each of items (a), (b) and (c) the affiliated group has established reserves for such claim as have been determined to be adequate by application of GAAP consistently applied. As of the date hereof, there are no agreements or waivers extending the statutory period of limitations applicable to any consolidated federal income tax return of the Borrower and its consolidated Subsidiaries for any period, except as set forth on Schedule 4.11.

          4.12 Consents and Approvals. No consent, approval, exemption, order or
               ----------------------
authorization of, or a registration or filing with any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the Loan Documents to which any Loan Party is a party, except as listed on Schedule 4.12, all of which items set forth on Schedule 4.12 shall have been obtained or made on or prior to the Closing Date.

          4.13 No Event of Default; Compliance with Instruments. No event has
               ------------------------------------------------
occurred and is continuing and no condition exists or shall exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an

Event of Default or a Default. None of the Loan Parties is in violation of (i) any term of its articles of incorporation, by-laws or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would result in a Material Adverse Change.

          4.14 Compliance with Laws. The Borrower and its Subsidiaries are in
               --------------------
compliance in all material respects with all applicable Laws (other than Environmental Laws, which are addressed in Section 4.20) in all jurisdictions in which the Borrower, and its Subsidiaries, are presently or shall be doing business except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change.

          4.15 Investment Company; Public Utility Holding Company. None of the
               --------------------------------------------------
Loan Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended from time to time, and shall not become such an "investment company" or under such "control." None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning the Public Utility Holding Company Act of 1935, as amended from time to time. The Borrower is not subject to any Law of any Official Body (in each case whether United States federal, state or local, or other) having jurisdiction over the Borrower, which purports to restrict or regulate its ability to borrow money, or to extend or obtain credit, or to pledge its interests in the Loan Disbursement Account. No other Loan Party is subject to any Law of any Official Body (in each case whether United States federal, state or local, or other) having jurisdiction over such Loan Party which purports to restrict or regulate its ability to borrow money or to extend or obtain credit.

          4.16 Plans and Benefit Arrangements. Except as set forth on Schedule
               ------------------------------
4.16:

               (a) The Borrower and each member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan (other than a Multiemployer Plan) or, to the knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and, to the knowledge of Borrower, each Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC (other than for premiums not yet due) and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

               (b) To the knowledge of the Borrower, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

               (c) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

               (d) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

               (e) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

               (f) To the extent that any Benefit Arrangement is insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods ending through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions, to the extent required by applicable Law or the terms of such Benefit Arrangement to be paid for all periods ending through and including the Closing Date.

          4.17 Title to Properties. With respect to the Collateral, the Borrower
               -------------------
and its Subsidiaries have such title as is represented and warranted in the Security Documents. With respect to all other real and personal property, the Borrower and each of its Subsidiaries has good title to, or a valid leasehold interest in, all their respective real and personal property, except to the extent the failure to have such title or leasehold interests is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Change, and none of such property is subject to any Lien except Permitted Liens.

          4.18 Insurance. There are in full force and effect for the benefit of
               ---------
the Borrower and its Subsidiaries insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries. No notice has been given or claim made and to the knowledge of the Borrower, no grounds exist, to cancel or void any of such policies or bonds or to reduce the coverage provided thereby.

          4.19 Employment Matters. The Borrower and each of its Subsidiaries are
               ------------------
in compliance with all employment agreements, collective bargaining agreements and labor contracts (the "Labor Contracts"), except where the failure to comply would not result in a

Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or, to the knowledge of the Borrower, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any Subsidiary of the Borrower which in any case would result in a Material Adverse Change.

          4.20 Environmental Matters. Except as disclosed on Schedule 4.20:
               ---------------------

               (a) To the knowledge of the Borrower, none of the Borrower or any Subsidiaries of the Borrower has received any Environmental Complaint from any Official Body or private Person alleging that the Borrower or any Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. (S) 9601, et seq., and the Borrower has no reason to
                                   -- ----
believe that such an Environmental complaint might be received. There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints relating to the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

               (b) To the knowledge of the Borrower, there are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

               (c) To the knowledge of the Borrower, neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. To the knowledge of the Borrower, there are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

               (d) To the knowledge of the Borrower, there are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. To the knowledge of the Borrower, there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

               (e) The Borrower and each Subsidiary of the Borrower has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of the Borrower and each such Subsidiary as presently conducted. The Borrower and each Subsidiary of the Borrower have submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

               (f) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on or under any of the Property and all off-site transportation, storage, processing, treatment,, recycling, reclamation, disposal or other use or management of Regulated Substances by or on behalf of the Borrower or any Subsidiary of the Borrower have been done in accordance with the Environmental Laws, including the management and disposal of infectious wastes both on and off site) and management, licensing and disposal of radioactive wastes.

          4.21 Senior Debt Status. The obligations of the Borrower under this
               ------------------
Agreement and the Notes rank at least pari passu in priority of payment with all
                                      ---- -----
other Indebtedness of the Borrower, except Indebtedness of the Borrower to the extent secured by Permitted Liens. The obligations of a Subsidiary Guarantor under a Subsidiary Guaranty executed by such Subsidiary Guarantor rank at least pari passu in priority of payment with all other Indebtedness of such Subsidiary
---- -----
Guarantor except Indebtedness of such Subsidiary Guarantor to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower or any of its Subsidiaries which secures Indebtedness or other obligations of any Person except for Permitted Liens.

          4.22 Solvency. On the date hereof, and as of the date of each advance
               --------
of the Loan and issuance or renewal of any Letter of Credit, as the case may be, and after giving effect to such advance or the issuance or renewal of a Letter of Credit, each Loan Party is, and shall be, Solvent.

          4.23 Material Contracts; Burdensome Restrictions. All material
               -------------------------------------------
contracts relating to the business operations of each Loan Party, including all employee benefit plans and Labor Contracts, are valid, binding and enforceable upon such Loan Party and each of the other parties thereto in accordance with their respective terms, and there is no material default thereunder with respect to such Loan Party, and there is no material default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party. No contract, lease, agreement or other instrument to which any Loan Party is a party or is bound and no provision of any applicable Law or governmental regulation would reasonably be expected to result in a Material Adverse Change.

          4.24 Patents, Trademarks, Copyrights, Licenses, Etc. Each of the Loan
               ----------------------------------------------
Parties owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan

Party, and, to the Borrower's knowledge, without possible, alleged or actual conflict with the rights of others.

          4.25 Year 2000 Problem. Each of the Loan Parties has reviewed areas
               -----------------
within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Loan Parties (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The rollover to calendar year 2000 has not resulted in, and the Year 2000 Problem will not result in, any Material Adverse Change.

          4.26 Brokers. No broker or finder acting on behalf of Borrower brought
               -------
about the obtaining, making or closing of the loans made pursuant to this Agreement, and Borrower has no obligation to any other Person in respect of any finder's or brokerage fees in connection with the loans contemplated by this Agreement.

          4.27 No Material Adverse Change. No event has occurred since March 31,
               --------------------------
2000 and is continuing which has had or would reasonably be expected to result in a Material Adverse Change.

          4.28 Security Interests. The Liens and security interests granted to
               ------------------
the Agent for the benefit of the Lenders pursuant to the Patent, Trademark and Copyright Assignment, the Pledge Agreements and the Security Agreements constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Patent, Trademark and Copyright Assignment, the Pledge Agreements and the Security Agreements, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements or within not less than six months prior to such other longer anniversary date in any jurisdiction. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

          4.29 Status of Pledged Collateral. All the shares of capital stock,
               ----------------------------
partnership interests or LLC interests pledged pursuant to the Pledge Agreements are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreements and except as the right of the Lenders to dispose of the shares of capital stock, partnership interests or LLC interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the SEC thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, partnership interests or LLC interests held by a Loan Party except for the partnership agreements and limited liability company agreements described on Schedule 4.29. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

                                   ARTICLE V
             CONDITIONS OF LENDING OR ISSUANCE OF LETTER OF CREDIT
             -----------------------------------------------------

          The obligation of each Lender to make the Loans hereunder, or of the Issuing Bank to issue Letters of Credit hereunder is subject to the performance by the Borrower of its obligations to be performed hereunder at or prior to the making of any such Loans or the issuance of any such Letter of Credit, as the case may be, and to the satisfaction of the following further conditions:

          5.01 Conditions to Initial Borrowings. On or prior to the Closing Date
               --------------------------------
the following actions shall be completed or satisfied to the sole satisfaction of the Agent:

               (a) The representations and warranties of the Borrower or the other Loan Parties contained in Article IV and in the other Loan Documents executed and delivered by the Borrower or any of the other Loan Parties in connection with the Closing shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific date or times referred to therein), and the Borrower, and each other Loan Party, shall have performed, observed and complied with all covenants and conditions hereof and contained in the other Loan Documents; no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent, for the benefit of each Lender, the Issuing Bank and the Agent, a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or Vice President Finance of the Borrower, to each such effect.

               (b) The Borrower shall deliver to the Agent for the benefit of each Lender and the Issuing Bank a certificate dated the Closing Date and signed by the secretary or an assistant secretary of the Borrower, certifying as appropriate as to:

                    (i) all corporate action taken by the Borrower in connection with this Agreement and the other Loan Documents;

                    (ii) the names, offices and titles of the Borrower's officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and the identities of the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the other Loan Documents and the true signatures of such officers, on which the Agent, each Lender and the Issuing Bank may conclusively rely;

                    (iii) (A) copies of the Borrower's organizational documents, including its articles of incorporation as in effect on the Closing Date certified by the Secretary of the Commonwealth of Pennsylvania, (B) a copy of the Borrower's by-laws and (C) a certificate as to the continued existence and good standing of the Borrower issued by the Secretary of the Commonwealth of Pennsylvania;

                    (iv) all corporate or partnership action taken by each Subsidiary Guarantor in connection with each Loan Document executed by such Subsidiary Guarantor;

                    (v) the names, offices and titles of each Subsidiary's officer or officers authorized to sign each Subsidiary Guaranty, Pledge Agreement and Security Agreement and the true signatures of such officer or officers and the identities of the Authorized Officers permitted to act on behalf of each Subsidiary for purposes of each Subsidiary Guaranty and the true signatures of such officers, on which the Agent, each Lender and the Issuing Bank may conclusively rely; and

                    (vi) copies of each Subsidiary's organizational documents, as in effect on the Closin g Date, certified, by the Secretary of State of the state of its organization;

               (c) The Borrower shall duly execute and deliver or cause to be duly executed and delivered to the Agent for the benefit of the Lenders, the Issuing Bank and the Agent this Agreement, the Notes, the Subsidiary Guaranty Agreement, the Pledge Agreements (together with stock certificates, accompanied by stock powers, and/or control agreements in respect of all pledged equity securities), the Security Agreements, the Patent Trademark and Copyright Assignments and copies of all intercompany demand notes, and all required UCC-1 financing statements.

               (d) The Borrower shall deliver to the Agent an initial Borrowing Base Certificate showing availability for the initial borrowing.

               (e) The Borrower shall duly execute and deliver to the Agent for the benefit of the Lenders, the Issuing Bank and the Agent all other Loan Documents reasonably required by the Agent to be executed and delivered by the Borrower or another Loan Party at the Closing.

               (f) The Borrower shall deliver to the Agent for the benefit of each Lender a written opinion of Morgan, Lewis & Bockius LLP for the Borrower and the other Loan Parties, dated the Closing Date and in form and substance reasonably satisfactory to the Agent and its counsel as to the matters set forth on Exhibit I.

               (g) All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and its counsel, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

               (h) No Material Adverse Change shall have occurred since May 31, 2000 and no material litigation shall have been instituted by or against the Borrower or any Subsidiary or any of their respective material properties or assets; and there shall be delivered to the Agent for the benefit of each Lender, the Issuing Bank and the Agent a certificate of the Borrower dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or Vice President Finance of the Borrower to each such effect.

               (i) The Borrower shall deliver evidence acceptable to the Agent that adequate insurance in compliance with Section 6.05 is in full force and effect.

               (j) The Borrower shall obtain all material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 4.12 including all waivers and consents under the Note Purchase Agreement dated as of July 22, 1999 by and between the Borrower and GE Capital Equity Investments, Inc. deemed necessary by the Agent, in form and substance satisfactory to the Agent.

               (k) The making and/or assumption of any Loan or the issuance of a Letter of Credit or assumption of any reimbursement liability with regard thereto, shall not contravene any Law applicable to the Borrower, any other Loan Party, the Agent, the Lenders or the Issuing Bank.

               (l) Except as set forth on Schedule 4.07, no action, suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or other Official Body (i) with respect to the Borrower or its Subsidiaries or this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby to enjoin, restrain or prohibit, or to obtain damages in respect of, their performance under this Agreement or any other Loan Documents or the consummation of the transactions contemplated hereby or thereby or (ii) which in the reasonable opinion of Agent would result in a Material Adverse Change.

               (m) The Borrower shall pay to the Agent on its own behalf and on behalf of the Lenders and the Issuing Bank all Fees (and any other fees payable pursuant to the terms of the Agent's Letter) due and payable on or prior to the Closing Date and all reimbursable expenses incurred on or prior to the Closing Date.

               (n) The Credit Agreement dated December 3, 1998, as amended, by and among Mastech Systems Corporation, the lenders party thereto and PNC Bank, National

Association as agent, shall be terminated and all amounts due thereunder shall have been paid in full.

               (o) All matters and circumstances set forth as qualifications, limitations, exceptions, additional matters or other materials set forth in the Schedules to this Agreement provided by or on behalf of the Borrower or its Subsidiaries shall be acceptable to the Agent, the Issuing Bank and the Lenders in their reasonable discretion.

          5.02 Each Additional Loan or Issuance of a Letter of Credit. At the
               ------------------------------------------------------
time of making any Loans or the issuance of, or renewal of, a Letter of Credit and after giving effect to the proposed borrowings or issuance:

               (a) the representations and warranties of the Borrower contained in Article IV hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such additional Loan or issuance of a Letter of Credit, with the same effect as though such representations and warranties have been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific date or times referred to therein);

               (b) the Borrower shall have performed and complied in all material respects with all covenants and conditions hereof;

               (c) no Default or Event of Default shall have occurred and be continuing or shall exist;

               (d) the making of any Loan or the issuance of any Letter of Credit shall not contravene any Law applicable to the Borrower, any of the Lenders or the Issuing Bank;

               (e) the Borrower shall have delivered to the Agent, as regards a Loan, a duly executed and completed Loan Request and with respect to the issuance of a Letter of Credit, the Borrower shall have delivered a duly executed Application for Letter of Credit therefor and otherwise complied with the reasonable requirements of the Issuing Bank not inconsistent with the terms hereof; and

               (f) Total Utilization shall not exceed the aggregate Revolving Credit Commitments or the Borrowing Base; provided, however, that prior to the
                                          --------  -------
advance of any Loan on a Borrowing Date the proceeds of which shall repay any Unreimbursed Letter of Credit Draw, for the purpose of calculating Total Utilization and compliance with this Subsection 5.02(g) on such date, the existing Total Utilization immediately prior to such advance shall be reduced pro tanto by the dollar amount of the Loans to be advanced on such Borrowing
---
Date which shall be used to repay any outstanding Unreimbursed Letter of Credit Draws.

          5.03 Location of Closing. The Closing shall take place at 10:00 a.m.,
               -------------------
Pittsburgh, Pennsylvania time, on the Closing Date at the offices of Kirkpatrick & Lockhart LLP,

Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, Pennsylvania 15222, or at such other time and place as the parties agree.

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS
                             ---------------------

          Until payment in full of the Loans and interest thereon, payment in full of all Letter of Credit reimbursement obligations and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitments, the Swing Loan Commitment, and the expiration and cancellation of all Letters of Credit issued hereunder, the Borrower shall comply, or cause compliance, at all times with the following affirmative covenants:

          6.01 Preservation of Existence, Etc.
               -------------------------------

               (a) The Borrower shall maintain its corporate existence and its license or qualification and its good standing in the state of its incorporation and in each other jurisdiction in which its ownership or lease of property or the nature of its businesses makes such license or qualification necessary (except for such other jurisdictions in which such failure to be so licensed or qualified individually and in the aggregate would not result in a Material Adverse Change).

               (b) Each Subsidiary of the Borrower shall maintain its corporate existence and its license or qualification and its good standing in the jurisdiction of its incorporation and in each other jurisdiction in which its ownership or lease of property or the nature of its businesses makes such license or qualification necessary (except as otherwise permitted under Section
7.04 or Section 7.05 and except for such other jurisdictions in which such failure to be so licensed or qualified individually and in the aggregate would not result in a Material Adverse Change).

          6.02 Accounting System; Reporting Requirements. The Borrower shall
               -----------------------------------------
maintain, and shall cause its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and shall and shall cause its Subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP. Further, the Borrower shall:

               (a) deliver an updated Borrowing Base Certificate to the Agent when required by Section 2.02(b);

               (b) deliver to the Agent, for redelivery to the Lenders, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters in each Fiscal Year of the Borrower, (i) consolidated and consolidating balance sheet as at the end of such period for the Borrower and its Subsidiaries, (ii) consolidated and consolidating statements of income for such period for the Borrower and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and (iii) consolidated and consolidating statements of cash flow for such period for the Borrower and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal Year; and all such statements shall be prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial officer, treasurer or controller of the Borrower;

               (c) deliver to the Agent, for redelivery to the Lenders, within ninety (90) days after the end of each Fiscal Year of the Borrower, (i) consolidated and consolidating balance sheets as at the end of such year for the Borrower and its Subsidiaries, (ii) consolidated and consolidating statements of income for such year for the Borrower and its Subsidiaries, (iii) consolidated and consolidating statements of cash flow for such year for the Borrower and its Subsidiaries, and (iv) consolidated and consolidating statements of shareholders equity for such year for the Borrower and its Subsidiaries; and each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year; and all such financial statements shall present fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries, as at the dates indicated and the results of its operations and its cash flow for the periods indicated, in conformity with GAAP; and the Borrower shall cause each of the consolidated financial statements described in clauses (i) through (iv) of this Section 6.02(b) to be certified without limitation as to scope or material qualification by Arthur Andersen L.L.P. or other independent certified public accountants acceptable to the Required Lenders;

               (d) deliver to the Agent, together with each delivery of financial statements pursuant to items (b) and (c) above for redelivery to the Lenders, a Compliance Certificate of the Borrower substantially in the form of Exhibit C, properly completed and signed by the chief financial officer, treasurer or controller of the Borrower, (i) stating (A) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence of a Default or Event of Default during such accounting period, and (B) that the Borrower does not have knowledge of the existence, as at the date of such Compliance Certificate, of the occurrence of any Default or Event of Default, or if a Default or Event of Default has occurred, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, (ii) setting forth a summary of all intercompany obligations of each Subsidiary to the Borrower, and (iii) demonstrating in reasonable detail compliance as at the end of such accounting period with the restrictions contained in Section 7.13;

               (e) promptly give written notice to the Agent, for redelivery to the Lenders, of the happening of any event (which is known to the Borrower) which constitutes an Event of Default or a Default hereunder, but in no event shall any such notice be given later than five (5) Business Days after the Borrower knows, exercising reasonable diligence, of such event;

               (f) promptly give written notice to the Agent, for redelivery to the Lenders, of any pending or, to the knowledge of the Borrower, overtly threatened claim in writing, litigation or threat of litigation which arises between the Borrower, or any of its Subsidiaries, and any other party or parties (including, without limitation, any Official Body) which claim, litigation or threat of litigation, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change, any such notice to be given not later than five (5) Business Days after any of the Borrower becomes aware of the occurrence of any such claim, litigation or threat of litigation;

               (g) promptly deliver to the Agent, but in no event later than twenty (20) days after the mailing or filing thereof, for redelivery to the Lenders, copies of (i) all reports, notices and proxy statements sent by the Borrower to its shareholders, and (ii) all regular and periodic reports and definitive proxy materials (including but not limited to Forms 10-K, 10-Q and 8-
K) filed by the Borrower with any securities exchange or the Federal Securities and Exchange Commission;

               (h) promptly deliver to the Agent, but in no event later than twenty (20) days after Borrower receives the same, for redelivery to the Lenders, copies of any management letters addressed to the Borrower by its independent certified public accountant; and

               (i) such other reports and information as the Agent or the Required Lenders may from time to time reasonably request.

          6.03 Notices Regarding Plans and Benefit Arrangements.
               ------------------------------------------------

               (a) Promptly upon becoming aware of the occurrence thereof, the Borrower shall give notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) to the Agent, for redelivery to the Lenders, of:

                    (i) any Reportable Event with respect to the Borrower or any member of the ERISA Group,

                    (ii) any Prohibited Transaction which could subject the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder, if such tax and/or penalty is reasonably likely to result in a Material Adverse Change,

                    (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                    (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                    (v) any cessation of operations (by the Borrower of any member or the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                    (vi) withdrawal by the Borrower or any member of the ERISA Group from a Multiple Employer Plan,

                    (vii) a failure by the Borrower or any member of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under
Section 302(f) of ERISA,

                    (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                    (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

               (b) Promptly after receipt thereof, the Borrower shall give to the Agent, for redelivery to the Lenders, copies of (i) all notices received by the Borrower or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (ii) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their respective personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

               (c) Promptly upon the filing thereof, the Borrower shall give to the Agent, for redelivery to the Lenders, copies of any PBGC Form 200, 500, 600 or 601, or any successor form, filed with the PBGC in connection with the termination of any Plan.

          6.04 Payment of Liabilities, Including Taxes, etc. The Borrower shall
               --------------------------------------------
duly pay and discharge, and shall cause its Subsidiaries to pay and discharge (subject, where applicable, to specified grace periods and, in the case of trade payables, to normal payment practices) promptly as and when the same shall become due and payable, all liabilities which singularly are in excess of $100,000 or which in the aggregate exceed $500,000 to which they are subject or which are asserted against them, including all taxes, assessments and governmental charges upon them or any of their properties, assets, income or profits, prior to the date on which penalties attach thereto; provided, however,
                                                              --------  -------
the Borrower may choose not to pay any such liabilities, including taxes, assessments or charges, if the same are being contested in good faith and for which such reserves (including reserves for any additional amounts which would be payable as a result of the failure to discharge timely any such liabilities) or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

          6.05 Maintenance of Insurance. The Borrower shall insure, and shall
               ------------------------
cause its Subsidiaries to insure, their respective properties and assets against loss or damage in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrower shall furnish to the Agent for redelivery to the Lenders on the Closing Date and thereafter simultaneously with the delivery of the annual financial information delivered pursuant to Section 6.02(b) a certificate of the Borrower executed by an Authorized Officer of the Borrower certifying that such insurance is in force, is adequate in nature and amount and complies with the Borrower's obligations under this Section 6.05. Such policies of insurance shall be in form and substance acceptable to the Agent, including, without limitation, specifying the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured. The applicable Loan Parties shall notify Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. If no Event of Default exists, any monies received by the Loan Parties constituting insurance proceeds or condemnation proceeds may, at the option of the Borrower
(i) be applied by the Borrower to the payment of the Loans in such manner as the Borrower may reasonably determine, or (ii) be disbursed for the repair or restoration of such property and/or replacement with other operating assets. If an Event of Default exists, any monies received by the Loan Parties or the Agent constituting insurance proceeds or condemnation proceeds may, at the option of the Agent, (i) be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

          6.06 Maintenance of Properties and Leases. The Borrower and its
               ------------------------------------
Subsidiaries shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to their respective businesses, and from time to time, the Borrower shall make or cause to be made all appropriate repairs, renewals or replacements thereof.

          6.07 Maintenance of Permits and Franchises. The Borrower and its
               -------------------------------------
Subsidiaries shall maintain in full force and effect all franchises, permits and other authorizations necessary for the ownership and operation of their respective properties and business if the failure so to maintain the same, individually or in the aggregate, would result in a Material Adverse Change.

          6.08 Visitation Rights.  The Borrower shall permit, and shall cause
               -----------------
its Subsidiaries to permit, any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of the properties of the Borrower, or a Subsidiary of the Borrower, and to examine and make excerpts from its books and records and discuss its respective business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower, or the Subsidiary of the Borrower, as the case may be, and the Agent with reasonable notice prior to any visit or inspection and that only the Agent and its authorized employees or representatives are permitted to conduct audits. After the occurrence of an Event of Default and during the continuance thereof the Agent and the Lenders shall have the right of visitation and inspection without prior notice.

          6.09 Keeping of Records and Books of Account.  The Borrower and its
               ---------------------------------------
Subsidiaries shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower and its Subsidiaries, and in which full, true and correct entries shall be made in all material respects of all their respective dealings and business and financial affairs.

          6.10 Plans and Benefit Arrangements.  The Borrower shall, and shall
               ------------------------------
cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

          6.11 Compliance with Laws.  The Borrower and its Subsidiaries shall
               --------------------
comply with all applicable Laws (other than Environmental Laws) in all respects, provided that they shall not be deemed to be a violation of this Section 6.11 if any failure to comply with any Law would not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would result in a Material Adverse Change.

          6.12 Use of Proceeds.  The Borrower shall use the proceeds of the
               ---------------
Loans only for lawful purposes in accordance with Section 2.17 hereof as applicable and such uses shall not contravene any applicable Law or any other provision hereof. The Borrower shall permit the use of the Letters of Credit only for lawful purposes in accordance with Section 2.18 hereof as applicable, and such uses shall not contravene any applicable Law or any other provision hereof. The Borrower and its Subsidiaries shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

          6.13 Environmental Laws.
               ------------------

               (i) The Borrower and its Subsidiaries shall comply in all material respects, subject to the disclosure set forth in Schedule 4.20, with all Environmental Laws and shall obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws;

               (ii) The Borrower and its Subsidiaries shall conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Official Bodies respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, required by GAAP shall have been made; and

               (iii) The Borrower shall defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of any Official Bodies related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

          6.14 Senior Debt Status.  The obligations of the Borrower under this
               ------------------
Agreement and the Notes shall rank at least pari passu in priority of payment
                                            ---- -----
with all other Indebtedness of the Borrower except Indebtedness of the Borrower to the extent secured by Permitted Liens. The obligations of each other Loan Party under a Subsidiary Guaranty executed by it shall rank at least pari passu
                                                                     ---- -----
in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens.

          6.15 Further Assurances.  Each Loan Party shall, from time to time, at
               ------------------
its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent may reasonably deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

          6.16 Post Closing Items.
               ------------------

          (a)  By September 19, 2000, the Borrower will deliver to the Agent:

               (i) landlord waivers in number, form and substance satisfactory to the Agent from locations where the Borrower or any Domestic Subsidiary leases real property;

               (ii) a certificate as to the continued existence and good standing of each Subsidiary issued by the Secretary of State of the state of its organization and in states where the failure to so qualify would result in a Material Adverse Change; and

               (iii) stock certificates and stock powers executed in blank evidencing 65% of the Loan Parties' interest in the non-Domestic Subsidiaries.

          (b) By November 7, 2000, the Borrower will establish, and it will thereafter maintain, accounts with one or more of the Lenders in which the Borrower will maintain, subject to the Lenders' right of setoff, the cash and Cash Equivalents required by Section 7.13(b).


                                  ARTICLE VII
                              NEGATIVE COVENANTS
                              ------------------

          Until payment in full of the Loans and interest thereon, payment in full of all Letter of Credit reimbursement obligations and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitments, and the expiration and cancellation of all Letters of Credit issued hereunder, the Borrower shall comply, or cause the compliance, with the following negative covenants:

          7.01 Indebtedness.  The Borrower and its Subsidiaries shall not on a
               ------------
consolidated basis at any time, create, incur, assume or suffer to exist any Indebtedness (including Indebtedness secured by Permitted Liens), except:

               (a)   Indebtedness under the Loan Documents;

               (b) Existing Indebtedness as set forth on Schedule 7.01 (including any extensions or renewals thereof provided there is no increase in the amount thereof or other significant adverse change in the terms thereof);

               (c) Indebtedness of a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower or the Indebtedness of the Borrower to a Subsidiary of the Borrower; provided, that such Indebtedness is
                                          --------
reported in reasonable detail to the Agent pursuant to the requirements of
Section 6.02 (c);

               (d) Indebtedness with respect to foreign exchange hedging transactions entered into in the ordinary course of business to manage foreign currency risk for the Borrower and/or one or more of its Subsidiaries;

               (e) Indebtedness incurred pursuant to Interest Rate Hedge Agreements (in an aggregate notional amount not greater than fifty percent (50%) of the maximum amount of the Loans available under this Agreement);

               (f) Indebtedness due sellers of Persons or assets acquired pursuant to Sections 7.03 or 7.04, including without limitation notes the principal amount of which may vary as a function of the performance of the Person or assets acquired;

               (g)  Indebtedness secured by Permitted Liens;

               (h) Obligations and liabilities as a general partner in general partnerships or limited partnerships provided that the aggregate amount of such Indebtedness permitted by this Section (h) shall not exceed $10,000,000 at any one time outstanding; and

               (i) Other Indebtedness not covered by items (a) through (h) above, provided that the aggregate amount of such Indebtedness permitted by this item (i) shall not exceed $10,000,000 at any one time outstanding.

          7.02 Liens.  The Borrower and its Subsidiaries shall not at any time
               -----
create, incur, assume or suffer to exist any Lien on any of their respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Liens in favor of the Agent for the benefit of the Lenders and Permitted Liens. Further, neither the Borrower nor any of its Subsidiaries shall enter into any agreement with any Person (other than the Lenders pursuant hereto) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Agent for the benefit of the Lenders upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          7.03 Loans, Acquisitions and Investments.  The Borrower and its
               -----------------------------------
Subsidiaries shall not at any time make any loan or advance to, or purchase or otherwise acquire any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or other equity interest in, or assets of, or any other investment or interest in, or make any capital contribution to, any other Person, or agree to or become liable to do any of the foregoing, except for:

               (a) trade credit extended on usual and customary terms in the ordinary course of business;

               (b) fixed assets, equipment or Inventory acquired in the ordinary course of business;

               (c) loans and advances to employees to meet expenses incurred by such employees in the ordinary course of business, including without limitation relocation expenses;

               (d)  Cash Equivalents;

               (e) investments, capital contributions and advances by the Borrower to Subsidiaries in existence as of the date hereof, which investments, capital contributions and advances are set forth on Schedule 7.03;

               (f) investments and capital contributions by the Borrower or a Subsidiary in, and loans and advances by Borrower or a Subsidiary to, a third Person so long as after giving effect to each such investment or capital contribution the Borrower shall not have caused a violation of the Loan Documents;

               (g) loans, advances and capital contributions by a Subsidiary of the Borrower to the Borrower or any of the Borrower's other Subsidiaries or loans, advances and capital contributions by the Borrower to any of its Subsidiaries; and

               (h) the Borrower or any Subsidiary may acquire the assets or securities of any other Person provided that (i) at the time of such acquisition no Default or Event of Default shall have occurred and be continuing or be caused by such acquisition, (ii) the acquired Person, if a Domestic Subsidiary, shall become a Subsidiary Guarantor simultaneously with such acquisition and shall execute all Loan Documents required of a Subsidiary Guarantor, including without limitation a subsidiary Guarantor Joinder in the form attached as Exhibit __, (iii) the Borrower's equity ownership interest in the acquired Person shall, if a Subsidiary, be pledged to the Agent for the benefit of the Lenders; provided, however, that if the acquired Person is a non-Domestic
         --------  -------
Subsidiary, the maximum amount of such acquired Person's equity pledged to the Agent shall not exceed sixty-five percent (65%) of the acquired Person's equity capitalization, (iv) the board of directors or other equivalent governing body of such acquired Person shall have approved such acquisition, (v) the acquired Person is engaged in the information technology business or a business related thereto, and (vi) the Borrower shall have provided the Agent, for redelivery to the Lenders, at least three (3) Business Days prior to such acquisition, with a certificate stating that (A) such acquisition shall not violate any covenants of this Agreement and (B) establishing that, on a pro forma basis after taking into account the acquisition, the Borrower is in compliance with the financial covenants set forth in Section 7.13.

          7.04 Liquidations, Mergers and Consolidations.  The Borrower shall
               ----------------------------------------
not, and shall not permit any Subsidiary of Borrower to, dissolve, liquidate or wind-up its affairs, or become a party to any merger, consolidation or other business combination, whether accounted for under GAAP as a purchase or a pooling of interests and regardless of whether the value of the consideration paid or received is comprised of cash, common or preferred stock or other equity interests, or other assets, or sell, lease, transfer, or otherwise dispose of all or substantially all of its assets, provided that:
                                        --------

               (a) any Subsidiary of Borrower may consolidate or merge into the Borrower or another Subsidiary of the Borrower;

               (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary of the Borrower; and

               (c) the Borrower or any Subsidiary may consolidate or merge with any Person, provided that (i) such Person must be engaged in the information technology business or a business related thereto, (ii) if the Borrower is a party to such merger or consolidation, the Borrower is the surviving Person,
(iii) at the time of the consolidation or merger no Default or Event of Default shall have occurred and be continuing or be caused by such consolidation or merger, (iv) the surviving Person, if a Domestic Subsidiary, shall become a Subsidiary Guarantor, (v) the consolidation or merger shall not be contested by such Person and shall be approved by such Person's board of directors or other governing body, and (vi) the Borrower shall have provided to Agent, for redelivery to the Lenders, at least three (3) Business Days before such merger or consolidation, a certificate which (A) states such merger or consolidation shall not violate any covenant of this Agreement, (B) establishes that, on a pro forma basis after taking into account such merger or consolidation, the Borrower is in compliance with the financial covenants set forth in Section 7.13, and (C) includes a new Borrowing Base Certificate prepared after giving effect to such merger or consolidation.

          7.05 Dispositions of Assets or Subsidiaries.

               Neither the Borrower nor any of its Subsidiaries shall sell, convey, assign, lease, or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of receivables, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares or beneficial interests or partnership interests in Subsidiaries), except:

                    (i) any sale, transfer or disposition of surplus, obsolete or worn out assets of the Borrower or a Subsidiary;

                    (ii) any sale, transfer or lease of inventory by the Borrower or any Subsidiary of the Borrower in the ordinary course of business;

                    (iii) any sale, transfer or lease of assets by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower or by the Borrower to any Subsidiary of the Borrower;

                    (iv)  the Staffing Divestiture; or

                    (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which
(A) individually does not dispose of assets of more that $5,000,000, (B) together with other sales, transfers or leases does not dispose of assets of more than $10,000,000 or (C) is preceded by delivery to the Agent, for redelivery to the Lenders, at least three (3) Business Days before such sale, transfer or lease, of a certificate which (1) states such sale, transfer or lease will not violate any covenant of this Agreement, (2) establishes that, on a pro forma basis after taking into account such sale, transfer or lease, the Borrower is in compliance with the financial covenants set forth in Section 7.13, and

(3) includes a new Borrowing Base Certificate prepared after giving effect to such sale, transfer or lease.

          7.06 Affiliate Transactions.  Except as set forth on Schedule 7.06,
               ----------------------
neither the Borrower nor any Subsidiary of the Borrower shall enter into or carry out any material transaction (including, without limitation, purchasing property or services or selling property or services) with an Affiliate which is not a Subsidiary unless such transaction is not otherwise prohibited by this Agreement or the other Loan Documents, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.

          7.07 Subsidiaries, Partnerships and Joint Ventures.  Except as
               ---------------------------------------------
permitted by Sections 7.03 and 7.04, neither the Borrower nor any Subsidiary of the Borrower shall own or create any Subsidiaries other than those listed in
Schedule 4.03.

          7.08 Continuation of or Change in Business.  Neither the Borrower nor
               -------------------------------------
any Subsidiary of the Borrower shall engage in any business other than the information technology business or a business related thereto, and the Borrower shall not permit any material change in such business.

          7.09 Plans and Benefit Arrangements.  The Borrower shall not, and
               ------------------------------
shall not permit any member of the ERISA Group to:

               (a) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

               (b) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

               (c) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would result in a Material Adverse Change;

               (d) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

               (e) withdraw (completely or partially) from any Multiemployer Plan or be deemed under Section 4062(e) of ERISA to withdraw from any Multiple
                        ---------------
Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

               (f) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

               (g) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

               (h) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

          7.10 Distributions to Shareholders.  The Borrower shall not make any
               ------------------------------
distributions to any of its shareholders. No Subsidiary of the Borrower shall enter into any agreement with any Person (other than the Lenders pursuant hereto) which prohibits or limits the ability of such Subsidiary to make any distribution to a Loan Party that is a shareholder of such Subsidiary.

          7.11 Fiscal Year.  Neither the Borrower nor any Subsidiary of the
               -----------
Borrower shall change its Fiscal Year from a period beginning January 1 and ending on the immediately succeeding December 31.

          7.12 Changes in Organizational Documents.  The Borrower shall not, and
               -----------------------------------
shall not permit any other Loan Party to, amend in any respect its certificate or articles of incorporation without providing at least ten (10) days' prior written notice to the Agent and the Lenders and, in the event such change would be materially adverse to the Lenders as determined by the Agent in its sole but reasonable discretion, obtaining the prior written consent of the Required Lenders.

          7.13 Financial Covenants.
               -------------------

               (a) Minimum Consolidated Tangible Net Worth.  The Borrower shall
                   ---------------------------------------
not at any time permit its Consolidated Tangible Net Worth of the Borrower and its Subsidiaries, measured as of the last day of each Fiscal Quarter, to be less than an amount equal to the sum of $100,000,000.

               (b) Minimum Cash and Cash Equivalents.  The Borrower shall not
                   ---------------------------------
permit the sum of the cash and Cash Equivalents of the Borrower and its Subsidiaries to be less than $30,000,000 at any time.

               (c) Maximum Leverage.  The Borrower shall not at any time permit
                   -----------------
the Leverage Ratio, measured as of the last day of each Fiscal Quarter, to exceed 0.5:1.0.

          7.14 Change of Control. The Borrower shall not experience a Change of
               ------------------
Control; provided, that the expansion of the size of the Borrower's board of
         --------
directors from five

(5) to seven (7) members and the designation of new independent directors shall not be deemed to be a Change of Control for purposes of this Section 7.14.


                                 ARTICLE VIII
                                    DEFAULT
                                    -------

          8.01 Events of Default.  An "Event of Default" shall mean the
               -----------------
occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

               (a) (i) The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity, whether by acceleration or otherwise) when due, or (ii) the Borrower shall fail to pay any Unreimbursed Letter of Credit Draw when due, or (iii) the Borrower shall fail to pay any interest on any Loan, any Unreimbursed Letter of Credit Draw, any Fee, or any other amount owing hereunder or under any other Loan Documents after such interest, Fee or other amount becomes due in accordance with the terms hereof or thereof;

               (b) Any representation or warranty made at any time by the Borrower herein or in any other Loan Document or by any other Loan Party in any Loan Document executed by such Loan Party, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

               (c) The Borrower shall default in the observance or performance of any covenant contained in Section 6.08, Section 6.14 or Article VII hereof;

               (d) The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof, or of any other Loan Document or any other Loan Party shall default in the observance or performance of any other covenant, condition or provision contained in any other Loan Document executed by such Loan Party;

               (e) A default or event of default shall occur at any time under the terms of any agreements involving Indebtedness under which the Borrower or any Subsidiary of the Borrower may be obligated as borrower, guarantor or otherwise in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default causes the acceleration of any such Indebtedness or such breach or default permits the acceleration of any Indebtedness;

               (f) Any judgments or orders for the payment of money in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate shall be entered against the Borrower or any of its Subsidiaries, by a court having jurisdiction in the premises which judgments are not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the respective date of entry;

               (g) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (except to the extent that enforceability of any of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance) or shall in any way be terminated (except in accordance with terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby in all material respects;

               (h) A notice of lien, levy or assessment in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate is filed of record with respect to all or any part of the assets of the Borrower or a Subsidiary Guarantor by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable, or if such notice is filed or such payment is not so made, unless the Borrower or such Subsidiary Guarantor (i) contests such lien, assessment, tax or debt in good faith by appropriate and lawful proceedings diligently conducted but only so long as such proceedings could not subject the Agent, the Lenders or the Issuing Bank to any criminal penalties, (ii) establishes such reserves or other appropriate provisions, if any, as shall be required by GAAP and (iii) pays such Lien, assessment, tax or debt in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

               (i) The Borrower or any other Loan Party ceases to be Solvent or admits in writing its inability to pay debts as they mature; provided, however,
                                                             --------  -------
that the insolvency of any individual Subsidiary shall not constitute an Event of Default under this Section 8.01(i) unless (A) the contribution of such Subsidiary to Consolidated EBITDA on the Borrowers most recent consolidated financial statements prior to the Closing Date for the most recent Fiscal Quarter exceeded ten percent (10%) of Consolidated EBITDA for such Fiscal Quarter, or (B) the contribution of such Subsidiary to Consolidated EBITDA, when combined with the contributions to Consolidated EBITDA of any and all other insolvent Subsidiaries for the same period, exceeds fifteen percent (15%) of Consolidated EBITDA for such period;

               (j) Any of the following occurs: (i) any Reportable Event, which constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan and, in the case of the occurrence of (i),
(ii), (iii) or (iv) of this Section 8.01(j), the amount of Borrower's liability or the liability of the other members of the ERISA Group is likely to exceed five percent (5%) of the Consolidated Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under
Section 307 of ERISA; (vii) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any member of the ERISA Group shall withdraw (or shall be treated under Section 4062(e) of ERISA as having withdrawn) from a Multiple Employer Plan; or
(ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans or Multiemployer Plans and, with respect to any of the events specified in (v), (vi), (vii), (viii) or
(ix), any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

               (k) The Borrower or any other Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not stayed or dismissed within thirty (30) days after the entry thereof;

               (l) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower, or another Loan Party, in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower, or another Loan Party, for any substantial part of such Person's property, or for the winding-up or liquidation of such Person's affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

               (m) The Borrower, or another Loan Party, shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay debts as they become due, or shall take any action in furtherance of any of the foregoing;

               (n) any of the Loan Documents shall cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction; or

               (o) any garnishment proceeding concerning a sum in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be instituted by attachment, levy or otherwise, against any deposit account maintained by the Borrower or another Loan Party with any Lender; or

               (p) a Material Adverse Change shall occur.

          8.02 Consequences of Event of Default.
               --------------------------------

               (a) If an Event of Default specified in any of items (a) through
(k) or item (n) or (o) of Section 8.01 shall occur and be continuing, the Lenders shall be under no further obligation to make Loans hereunder, the Issuing Bank shall be under no further obligation to issue or amend Letters of Credit hereunder and the Agent may, and upon the request of the Required Lenders shall, by written notice to the Borrower, terminate the Revolving Credit Commitment and declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders, the Agent and the Issuing Bank to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender, the Agent and the Issuing Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

               (b) If any Event of Default specified in item (l) or (m) of
Section 8.01 shall occur, the Lenders shall be under no further obligations to make Loans hereunder, the Issuing Bank shall be under no further obligation to issue or amend Letters of Credit hereunder, the Revolving Credit Commitment shall be terminated and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders, the Agent and the Issuing Bank and under the other Loan Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; further, during the sixty (60) day period referred to in item
(l) the Lenders shall be under no further obligation to make Loans and the Issuing Bank shall be under no further obligation to issue or amend Letters of Credit; and

               (c) If an Event of Default shall occur and be continuing, any Lender, the Agent or the Issuing Bank to whom any obligation is owed by the Borrower hereunder or under any other Loan Document, and any branch, subsidiary or affiliate of such Lender, Agent or Issuing Bank anywhere in the world shall each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other obligations of the Borrower hereunder or under any other Loan Document, any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender, the Agent or the Issuing Bank or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Lender, the Agent or the Issuing Bank or such branch, subsidiary or affiliate. Such right shall exist in each case whether or not any Lender, the Agent or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any other security, right or remedy available to any Lender, the Agent or the Issuing Bank; and

               (d) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent, the Issuing Bank and the Lenders shall have all of the rights and remedies of a creditor under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent, the Issuing Bank and the Lenders under the Loan Documents or applicable Law; and

               (e) Upon the occurrence of any Event of Default described in the foregoing Sections 8.01(l) or (m) or upon the declaration by the Required Lenders of any other Event of Default and the termination of the Revolving Credit Commitments, the obligation of the Issuing Bank to issue or amend Letters of Credit shall terminate, the Issuing Bank or the Agent may provide written demand to any beneficiary of a Letter of Credit to present a draft against such Letter of Credit, and an amount equal to the maximum amount which may at any time be drawn under the Letters of Credit then outstanding (whether or not any beneficiary of such Letters of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under the Letters of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that the foregoing
                                                   --------
shall not affect in any way the obligations of the Lenders to purchase from the Issuing Bank participations in the unreimbursed amount of any drawings under the Letters of Credit as provided in Section 2.18(c). So long as the Letters of Credit shall remain outstanding, any amounts declared due pursuant to this
Section 8.02(e) with respect to the outstanding Letters of Credit when received by the Agent shall be deposited and held by the Agent in an interest bearing account denominated in the name of the Agent for the benefit of the Agent, the Lenders and the Issuing Bank over which the Agent shall have sole dominion and control of withdrawals (the "Letter of Credit Cash Collateral Account") as cash collateral for the obligation of the Borrower to reimburse the Issuing Bank in the event of any drawing under the Letters of Credit and upon any drawing under such Letters of Credit in respect of which the Agent has deposited in the Letter of Credit Cash Collateral Account any amounts declared due pursuant to this
Section 8.02(e), the Agent shall apply such amounts held by the Agent to reimburse the Issuing Bank for the amount of such drawing. In the event that any Letter of Credit in respect of which the Agent has deposited in the Letter of Credit Cash Collateral Account any amounts described above is canceled or expires or in the event of any reduction in the maximum amount available at any time for drawing under the Letters of Credit outstanding, the Agent shall apply the amount then in the Letter of Credit Cash Collateral Account designated to reimburse the Issuing Bank for any drawings under the Letters of Credit less the maximum amount available at any time for drawing under the Letters of Credit outstanding immediately after such cancellation, expiration or reduction, if any, to the payment in full of the outstanding Obligations, and second, to the payment of any excess, to the Borrower.

                                  ARTICLE IX
                                   THE AGENT
                                   ---------

          9.01 Appointment and Grant of Authority. Each of the Lenders and the
               ----------------------------------
Issuing Bank hereby appoints PNC Bank, National Association, and PNC Bank, National Association, hereby agrees to act, as the Agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to it by the terms hereof or thereof, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders and the Issuing Bank, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

          9.02 Delegation of Duties.  The Agent may perform any of its duties
               --------------------
hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of duties as the Agent hereunder) and, subject to Sections 9.07 and 10.02, shall be entitled to engage and pay for the advice or services of any attorneys, accountants, or other experts concerning all matters pertaining to duties hereunder and to rely upon any advice so obtained.

          9.03 Reliance by Agent on Lenders for Funding.  Unless the Agent shall
               ----------------------------------------
have received notice from a Lender prior to any Borrowing Date that such Lender shall not make available to the Agent such Lender's portion of net disbursements of Loans, the Agent may assume that such Lender has made such portion available to the Agent and the Agent may, in reliance upon such assumption, make Loans to the Borrower. If and to the extent that such Lender has not made such portion available to the Agent on or prior to any Borrowing Date, such Lender and the Borrower severally agree to repay to the Agent immediately upon demand, in immediately available funds, such unpaid amount, together with interest thereon for each day from the applicable Borrowing Date until such amount is repaid to the Agent, at (a) in the case of the Borrower, at the rate of interest then in effect for such Loan and (b) in the case of such Lender, at the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute a Loan made by such Lender for purposes of this Agreement. The failure by any Lender to pay its portion of a Loan made by the Agent shall not relieve any other Lender of the obligation to pay its portion of net disbursements of Loans on any Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make its net share of Loans to be made by such other Lender on such Borrowing Date.

          9.04 Non-Reliance on Agent.  Each Lender and the Issuing Bank agree
               ---------------------
that (a) it has, independently and without reliance on the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and (b) that it shall, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein or under any other Loan Document, the Agent shall not have any duty to keep the Lenders or the Issuing Bank informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of its Subsidiaries. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender or the Issuing Bank for their failure to relay or furnish to the Lender any information.

          9.05 Responsibility of Agent and Other Matters.
               -----------------------------------------

               (a) Ministerial Nature of Duties.  As between the Lenders, the
                   ----------------------------
Issuing Bank and itself, the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article IX. The duties of the Agent shall be ministerial and administrative in nature.

               (b) Limitation of Liability.  As between the Lenders, the Issuing
                   -----------------------
Bank and the Agent, neither the Agent nor any of its directors, officers, employees or agents shall be liable, in the absence of gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees or its agents, shall be responsible for, or have any duty to examine
(i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectability of any amounts owed by the Borrower to the Agent, the Lenders or the Issuing Bank, (iii) the truthfulness of any recitals or statements or representations or warranties made to the Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets or liabilities or financial condition or results of operations or business or creditworthiness of the Borrower or any of its Subsidiaries.

               (c) Reliance.  The Agent shall be entitled to act, and shall be
                   --------
fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire or cable or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employee agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower.

          9.06 Actions in Discretion of Agent; Instructions from the Lenders.
               -------------------------------------------------------------
The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein or under any Loan Documents, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders and the Issuing Bank, subject to Section 9.05(b) hereof. Subject to the provisions of Section 9.05(b), no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          9.07 Indemnification.  To the extent the Borrower does not reimburse
               ---------------
and save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements, shall be borne by the Lenders ratably in accordance with respective Lender's Ratable Share. Each Lender hereby agrees on such basis (a) to reimburse the Agent for such Lender's Ratable Share of all such reasonable costs, expenses and disbursements on request and (b) to the extent of each such Lender's Ratable Share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Lenders, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or in connection with any of the foregoing.

          9.08 Agent's Rights as Lender.  With respect to the Revolving Credit
               ------------------------
Commitment of the Agent as Lender hereunder, any Loans of the Agent under this Agreement, the Agent's Ratable Share of any Unreimbursed Letter of Credit Draws, the participation as a Lender, and as to PNC Bank, as the Issuing Bank under this Agreement the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, and the issuance of any Letter of Credit under the terms hereof, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the other Loan Documents or any other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower or any of its Subsidiaries.

          9.09 Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of an Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default".

          9.10 Payment to Lenders.  Except as otherwise set forth in Section
               ------------------
9.03, promptly after receipt from the Borrower of any principal repayment of the Loans or any Unreimbursed Letter of Credit Draw, interest due on the Loans or any Unreimbursed Letter of Credit Draws, and any Fees (other than the underwriting fee and the administration fee paid to the Agent and the Fronting Fee paid to the Issuing Bank) or other amounts due under any of the Loan Documents, the Agent shall distribute to each Lender that Lender's Ratable Share of the funds so received except that funds received from the Borrower or another Loan Party to reimburse the Issuing Bank for drawings on Letters of Credit (other than a Lender's Ratable Share of such reimbursement payment to the extent such Lender has complied fully with any funding obligations under Section 2.18(g)) or to fund any risk participant in the Letters of Credit or to pay the Fronting Fee shall be paid solely for the account of Issuing Bank. If the Agent fails to distribute collected funds received by 2:00 p.m. on any Business Day by 3:00 p.m. of such Business Day or collected funds received after 2:00 p.m. on any Business Day by 3:00 p.m. the next Business Day the funds shall bear interest until distributed at the Federal Funds Effective Rate. The Agent agrees to make its best efforts to provide telephonic notice to each Lender that it is in receipt of funds from the Borrower and the day on which it shall commence a wire transfer of such Lender's share of such funds.

          9.11 Holders of Notes.  The Agent may deem and treat any payee of any
               ----------------
Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          9.12 Equalization of Lenders.  Each borrowing and each payment or
               -----------------------
prepayment by, or for the account of, the Borrower with respect to principal, interest, Fees, or other amounts due from the Borrower hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 2.10, 2.12, 2.18(b) or 9.03) be made in proportion to the Loans outstanding from each Lender or, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender. Each payment of Unreimbursed Letter of Credit Draws shall be made for the account of the Issuing Bank. The Lenders agree among themselves that, with respect to all amounts received by any Lender (in its capacity solely as a Lender) or any such holder for application on any obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment shall be made in the manner stated in the following sentence so that, in effect, all such excess amounts shall be shared ratably among the Lenders and such holders in proportion to their interest in payments under the Notes, except as otherwise expressly provided herein. The Lenders or any such holder receiving any such amount shall purchase for cash, from each of the other Lenders, an interest in such Lender's Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase.

          9.13 Successor Agent.  The Agent may resign as the Agent upon sixty
               ---------------
(60) days' written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint from among the Lenders a successor agent for the Lenders, during such 60-day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. If at the end of such 60-day period the Lenders have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. Any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such 60-day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article IX shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

          9.14 Calculations.  In the absence of gross negligence or willful
               ------------
misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders or the Issuing Bank under this Agreement. In the event an error in computing any amount payable to any Lender or the Issuing Bank is made, the Agent, the Borrower and each affected Person shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor shall be calculated at the Federal Funds Effective Rate.

          9.15 Beneficiaries.  Except as expressly provided herein, the
               -------------
provisions of this Article IX are solely for the benefit of the Agent, the Lenders and the Issuing Bank, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

          9.16 Additional Lenders.  Any lender becoming a party to this
               ------------------
Agreement pursuant to Section 2.01 (c) hereof (each an "Additional Lender") shall execute and deliver to the Administrative Agent a Lender Joinder, in substantially the form attached hereto as Exhibit K. Upon execution and delivery of the Lender Joinder, such Additional Lender will be a party hereto, such Additional Lender's signature page shall be attached hereto and such Additional Lender shall have the rights and obligations of a Lender hereunder for all purposes except that such Additional Lender's rights shall be limited as more fully set forth in the Lender Joinder.

          The Administrative Agent and the Borrower shall acknowledge each Lender Joinder delivered pursuant to this Section 9.16 and provide copies to the other Lenders. All Lender Joinders will be effective and binding on all the Lenders.

                                   ARTICLE X
                              GENERAL PROVISIONS
                              ------------------

          10.01 Amendments and Waivers. The Required Lenders, or the Agent with
                ----------------------
the consent in writing of the Required Lenders, and the Borrower may, subject to the provisions of this Section 10.01, from time to time enter into written supplemental agreements to this Agreement and the other Loan Documents for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, the Agent or the obligor thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder or consenting to an action of any of the Borrower or any of its Subsidiaries, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:

                (a) waive an Event of Default by the Borrower in any payment of principal, interest, Fees or other amounts due hereunder and under any of the other Loan Documents, or otherwise postpone any scheduled payment date of any of the foregoing;

                (b) reduce the interest rate relating to the Loans or change the definition of the terms Base Rate, Applicable Euro-Rate Margin, Euro-Rate, Euro-Rate Interest Period, Euro-Rate Reserve Percentage or Federal Funds Effective Rate so as to decrease the interest rate relating to the Loans;

                (c) change the definition of Borrowing Base;

                (d) change the Expiration Date;

                (e) reduce any Fee due the Lenders;

                (f) increase the maximum principal amount of the Revolving Credit Commitment of any Lender, or increase the Ratable Share of any Lender;

                (g) change the definition of Required Lenders;

                (h) release any Subsidiary Guarantor or any Collateral (other than a through merger, sale or disposition permitted by Section 7.04 or 7.05); or

                (i) amend or waive the provisions of this Section 10.01.

Any such supplemental agreement shall apply equally to each of the Lenders and the Issuing Bank and shall be binding upon the Borrower, the Lenders, the Agent, all future holders of the Notes and all Participants. In the case of any waiver, the Borrower, the Lenders, the Issuing Bank, the Agent shall be restored to its former position and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

          10.02 Costs and Expenses, etc.
                ------------------------

                (a) The Borrower shall:

                    (i) pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with (A) the preparation, negotiation and execution of this Agreement, any other Loan Documents or any instrument or document prepared in connection herewith or therewith; (B) the completion of the Agent's "due diligence" permitted as a condition of the closing; (C) the syndication efforts of the Agent with respect to this Agreement and the commitments hereunder; and (D) the consummation of the transactions contemplated hereby and thereby (including, without limitation, in each case the reasonable fees and out-of-pocket expenses of the counsel to the Agent as agreed in the Agent's Letter); and

                    (ii) reimburse the Agent, the Issuing Bank and each Lender on demand for all reasonable out-of-pocket costs and expenses incurred by the Agent, the Issuing Bank or such Lender in connection with the enforcement of or preservation of any of its Liens, rights, powers, interests or remedies under this Agreement or any other Loan Document (including, without limitation, in each case the reasonable fees and out-of-pocket expenses of the respective counsel to the Agent, the Issuing Bank and each Lender).

                (b) All of such costs, expenses and indemnities shall be payable by the Borrower to the Agent, the Lenders or the Issuing Bank as appropriate upon demand or as otherwise agreed upon by the Agent, the Lenders or the Issuing Bank as appropriate and the Borrower, and shall constitute Obligations under this Agreement.

          10.03 Notices.
                -------

                Any notice, request, demand, direction or other communication (for purposes of this Section 10.03 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e. "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 10.03) in accordance with this Section 10.03. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule

10.03 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.03. Any Notice shall be effective:

                (a) In the case of hand-delivery, when delivered;

                (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

                (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                (e) In the case of electronic transmission, when actually received;

                (f) In the case of a Website Posting, upon delivery of the Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 10.03; and

                (g) If given by any other means (including overnight courier), when actually received.

Any Lender giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lender of its receipt of such Notice.

          10.04 Participation and Assignment.
                ----------------------------

                (a) Sale of Participation.
                    ---------------------

                    (i) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, and without the consent of the Borrower, at any time sell to one or more Participants (which Participants may be Affiliates of such Lender) Participations in the Revolving Credit Commitment of such Lender or any Loan, the Note, or other interest of such Lender hereunder. In the event of any such sale of a Participation, such Lender's obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for its performance under this Agreement, such Lender shall remain the holder of the Note made payable to it for all purposes under this Agreement (including all voting rights hereunder) and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

                    (ii) As between a Participant and that Participant's selling Lender only, the sole issues on which the Participant shall have a contractual right to vote are: (A) an increase in such Lender's Revolving Credit Commitment, (B) any change of the term Base Rate, Euro-Rate, Euro-Rate Reserve Percentage, or Applicable Euro-Rate Margin so as to decrease the interest rate relating to the Loans, (C) postponement of the scheduled payment of principal, interest or Fees due under any of the Loan Documents, or (D) release of any collateral.

                    (iii) In the case of any participation, no additional amounts payable under Section 2.19 shall be in excess of that which would have been payable in the absence of such participation.

                (b) Assignments.  Subject to the remaining provisions of this
                    -----------
Section 10.04(b), any Lender may at any time, in the ordinary course of its commercial lending business, in accordance with applicable law, sell to one or more Purchasing Lenders (which Purchasing Lender may be affiliates of the Transferor Lender), all or a portion of its rights and obligations under this Agreement and the Note then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit A and satisfactory to the Agent, executed by the Transferor Lender, such Purchasing Lender, the Agent and the Borrower; subject, however to the following requirements:

                    (i) The Agent, and, so long as no Event of Default has occurred and is continuing, the Borrower, must each give its prior consent to any such assignment which consent shall not be unreasonably withheld; it being agreed that it shall not be deemed unreasonable for the Borrower to decline to consent to such assignment if (A) such assignment would result in incurrence of additional costs to the Borrower under Section 2.10, 2.11 or 2.12, or (B) the proposed assignee has not provided to the Borrower any tax forms required under
Section 2.19(e); provided, however, no consent is required for the transfer by a
                 --------  -------
Lender to its Affiliate so long as the conditions in clauses (A) and (B) immediately above are satisfied;

                    (ii) Each such assignment must be in a minimum amount of $5,000,000, or, if in excess of $5,000,000, in integral multiples of $1,000,000;

                    (iii) each such assignment shall be of a constant, and not a varying, percentage of the Transferor Lender's Revolving Credit Commitment, outstanding Loans and all other rights and obligations under this Agreement and the other Loan Documents; and

                    (iv) The Transferor Lender shall pay to the Agent, for its own Account, a fee of $3,500 for each such assignment (the "Assignment Fee").

Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, (x) the Purchasing Lender thereunder shall be a party hereto as a

Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Lender. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Ratable Share arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note held by the Transferor Lender, a new Note to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitment assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and a Note to the order of the Transferor Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder.

                (c) Assignment Register. The Agent shall maintain at its address
                    -------------------
referred to in Schedule 10.03 a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent, the Lender and the Issuing Bank may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (d) Assignments to Federal Reserve Bank.  In addition to the
                    -----------------------------------
assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder or under the other Loan Documents.

          10.05 Successors and Assigns. This Agreement shall be binding upon the
                ----------------------
Borrower and the Agent, the Lenders, the Issuing Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders, the Issuing Bank and respective successors and assigns; provided, however, that the Borrower shall not assign its rights or duties
--------  -------
hereunder or under any of the other Loan Documents without the prior written consent of the Lenders.

          10.06 No Implied Waivers; Cumulative Remedies; Writing Required. No
                ---------------------------------------------------------
course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege.

The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

          10.07  Severability.  Any provision of this Agreement which is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          10.08  Indemnity.  The Borrower hereby agrees to indemnify the Agent,
                 ---------
the Lenders, the Issuing Bank, and the directors, officers, employees, attorneys, agents and Affiliates of all of the foregoing (each of the foregoing an "Indemnified Person") against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any Indemnified Person (except those caused by such Indemnified Person's gross negligence or willful misconduct, ) arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Obligations and any and all transactions related to or consummated in connection with the Obligations, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Indemnified Person arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal securities law or by any Official Body of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (a) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Affiliate of the Borrower in any document or schedule filed with the Securities and Exchange Commission or any other Official Body, (b) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading;
(c) any actual or alleged acts, practices or omissions of the Borrower, any other Loan Party, or any of their respective directors, officers, partners, employees, attorneys, agents or Affiliates, related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (d) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth in this Section 10.08 shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Lenders or the Issuing Bank, or at common law or otherwise. The provisions of this Section 10.08 shall survive the payment of the Obligations and the termination of this Agreement and the other Loan Documents.

          10.09  Confidentiality.  The Agent, the Lenders and the Issuing Bank
                 ---------------
shall keep confidential and not disclose to any Person, other than to their respective directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders and Participants, all non-public information concerning the Borrower and the Borrower's Affiliates which comes into the possession of the Agent, the Lenders or the Issuing Bank during the term hereof. Notwithstanding the foregoing, the Agent, the Lenders and the Issuing Bank may disclose information concerning the Borrower (a) in accordance-with normal banking practices and the Agent's, such Lender's or the Issuing Bank's policies concerning disclosure of such information in connection with syndication or sales of Participations, subject to informing the recipient of such information of the duties of confidentiality hereunder, (b) pursuant to what the Agent, such Lender or the Issuing Bank believes to be the lawful requirements or request of any Official Body regulating banks or banking, (c) as required by governmental regulation or rule, judicial process or subpoena; provided however, if permitted by law, the Agent, or such Lender shall notify the Borrower and permit the Borrower, at the Borrower's cost, to contest such subpoena; and (d) to their respective attorneys, accountants and auditors who have been informed of the confidentiality hereunder.

          10.10  Survival.  All representations, warranties, covenants and
                 --------
agreements of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and the Letters of Credit and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of all the Notes and the Obligations is made. The obligations of the Borrower under Sections 2.13, 2.19, 2.21, 6.13, 10.02, 10.03 and 10.08 shall survive the termination of this Agreement and the discharge of the other obligations of the Borrower hereunder, and any other Loan Documents, and shall also survive the payment in full of all Obligations, the termination of the Revolving Credit Commitment in accordance with the provisions of this Agreement and the termination or expiration of all Letters of Credit in accordance with their respective terms.

          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                 -------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

          10.12  FORUM.  THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING
                 -----
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED

PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN
SECTION 10.03, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER VENUE OR ANY OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE AGENT, THE LENDERS OR THE ISSUING BANK CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE LENDERS. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 10.12 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

          10.13  Non-Business Days.  Whenever any payment hereunder or under the
                 -----------------
Notes is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest in connection with such payment.

          10.14  Integration.  This Agreement and the other Loan Documents
                 -----------
constitute the entire agreement between the parties relating to this financing transaction and they supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

          10.15  Counterparts.  This Agreement and any amendment hereto may be
                 ------------
executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

          10.16  Funding by Branch, Subsidiary or Affiliate.
                 ------------------------------------------

                 (a) Notional Funding.  Each Lender shall have the right from
                     ----------------
time to time, without notice to the Borrower, to deem any branch, subsidiary or affiliate (which for the purposes of this Section 10.16 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan in Dollars or in any Optional Currency to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office) and as a result of such change the Borrower would not be under any greater financial obligation to such Lender hereunder, pursuant to
Section 2.08, 2.10, 2.11 or 2.12 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to a Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

                (b) Actual Funding.  Each Lender shall have the right from time
                    --------------
to time to make or maintain any Loan by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 10.16(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender but in no event shall any Lender's use of such a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, subsidiary or affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any such Lender (including, without limitation, any expenses incurred or payable pursuant to Section 2.08, 2.10,
2.11 or 2.12) which would otherwise not be incurred.

          10.17 WAIVER OF JURY TRIAL.  THE BORROWER, EACH LENDER, THE AGENT, THE
                --------------------
SWING LOAN LENDER AND THE ISSUING BANK EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE LENDERS, THE AGENT, THE SWING LOAN LENDER, THE ISSUING BANK OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.

WITNESS:                           iGATE CAPITAL CORPORATION, a
                                   Pennsylvania corporation


___________________________        By:___________________________________ (SEAL)
                                   Name:  Bruce E. Haney
                                   Title: Chief Financial Officer




                                   PNC BANK, NATIONAL ASSOCIATION,
                                   in its capacities as Agent, Swing Loan
                                   Lender and Issuing Bank and as a Lender



                                   By:___________________________________ (SEAL)
                                   Name:
                                   Title: